As filed with the Securities and Exchange Commission on May 31, 2005
Registration No. ______

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GIANT OIL & GAS INC.

(Exact name of Registrant as specified in its charter)

Canada	1381	Not Applicable

(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification No.)

246 Stewart Green S.W., Suite 4010

Calgary, Alberta, Canada, T3H 3C8

Tel: (604) 613-1334

(Address and telephone number of Registrant’s principal executive offices)

David Lubin & Associates

92 Washington Avenue

Cedarhurst, NY 11516

Tel: (516) 569-9629

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all Correspondence to:

David Lubin, Esq.
David Lubin & Associates
92 Washington Avenue
Cedarhurst, NY 11516
Tel: (516) 569-9629
Facsimile No.: (516) 569-5053

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: ☐

Calculation of Registration Fee (Amounts Shown in Table are USD)

Title of Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, no par value (2)	11,560,300	$0.001 (1)	$11,560.30	$1.47

Common Stock, no par value (3)	34,200,000	$0.4667 (4)	$15,960,000	$2,026.92

Total	45,760,300		$15,971,560	$2,028.39

(1)

There is no current market for the securities and the price at which the shares held by the selling security holders will be sold is unknown. The registrant’s common stock has no par value. The Company believes that the calculations offered pursuant to Rule 457(f)(2) are not applicable and, as such, the registrant has valued the registration fee based on $.001 per share.

(2)	Represents Common shares currently outstanding to be sold by the selling security holders.

(3)

Represents Common shares that are issuable upon the exercise of our Class A, Class B and Class C warrants to purchase an aggregate of 34,200,000 Common shares , with Class A, Class B and Class C warrants each exercisable to purchase 11,400,000 Common shares at an exercise price $0.08 (CDN $0.10) per share, $0.41 (CDN $0.50) per share and $0.91 (CDN $1.10) per share, respectively. In the event of a stock split, stock dividend or similar transaction involving our Common shares, the number of shares registered shall automatically be increased to cover the additional Common shares issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(4)

Pursuant to Rule 457(g), calculated based upon the weighted-average exercise price of the Class A, B and C warrants. These warrants are exercisable for (a) in the case of the Class A warrants, 11,400,000 shares at an exercise price of $0.08, (b) in the case of the Class B warrants, 11,400,000 shares at an exercise price of $0.41 and (c) in the case of the Class C warrants, 11,400,000 shares at an exercise price of $0.91.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS, SUBJECT TO COMPLETION, DATED ______, 2005

GIANT OIL & GAS INC.

45,760,300 COMMON SHARES

This prospectus relates to the sale of up to 45,760,300 Common shares without par value by persons who are shareholders of Giant Oil & Gas Inc.. The shares registered in this prospectus include:

•	11,560,300 Common shares currently outstanding; and

•	11,400,000 Common shares issuable upon the exercise of Class A warrants with an exercise price of CDN $0.10 per share; and

•	11,400,000 Common shares issuable upon the exercise of Class B warrants with an exercise price of CDN $0.50 per share; and

•	11,400,000 Common shares issuable upon the exercise of Class C warrants with an exercise price of CDN $1.10 per share.

We will not receive any of the proceeds from the sale of the shares by the selling securityholders; however, we may receive up to CDN $19,380,000 from the exercise of warrants for up to 34,200,000 Common shares if all of such warrants are exercised in full. All costs associated with this registration will be borne by us.

Each of the selling stockholders may be deemed to be an “underwriter,” as such term is defined in the Securities Act of 1933. The selling stockholders may sell the shares from time to time at the prevailing market price or in negotiated transactions.

There has been no market for our securities and a public market may not develop, or, if any market does develop, it may not be sustained. As of May 31, 2005, we have 41,560,300 Common shares issued and outstanding.

Investing in our securities involves significant risks. See “Risk Factors” beginning on page 4.

Each of the United States Securities and Exchange Commission, the British Columbia Securities Commission and state securities regulators has not approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that was filed by us with the Securities and Exchange Commission. The selling securityholders may not sell these securities until the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is _____, 2005.

TABLE OF CONTENTS

Page

Prospectus Summary
The Offering
Selected Financial Information
Note Regarding Forward Looking Statements
Risk Factors
Risk Factors Relating to Our Company
Risk Factors Relating to Our Common Shares
Capitalization
Description of Business
Foreign Currency Exchange: United States Dollars and Canadian Dollars
Operating and Financial Review and Prospects
Management
Security Ownership of Certain Beneficial Owners and Management
Certain Relationships and Related Transactions
Selling Security holders
Plan of Distribution
Use of Proceeds
Dividend Policy
Material Income Tax Considerations
Exchange Controls
Share Capital
Legal Matters
Experts
Interest of Named Experts and Counsel
Enforceability of Certain Civil Liabilities and Agent for Service of Process in the United States
Indemnification for Securities Act Liabilities
Where You Can Find More Information
Glossary
Financial Statements	F-1

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements and the notes to the financial statements.

Our Company

We were formed as a corporation under the Federal laws of Canada pursuant to the Canada Business Corporations Act on April 2, 2004. On February 8, 2005, we entered into an agreement (“Option Agreement”) with JRC Enterprises Ltd. (“JRC”), a British Columbia corporation, where we purchased the option to acquire a 10% working interest and an 8% net revenue interest in a natural gas well situated on property lying in and around Jack County, Texas known as the Wimberly#5 Well (the “Well). This resource property is utilized for the business purpose of producing natural gas and is located within the Barnett Shale natural gas field in the Fort Worth Basin, Texas. Under the terms of the agreement, we paid JRC USD $6,000 in order to acquire a one year option to purchase the interest. The purchase price is set at USD $29,500 plus all transfer and legal costs up to a maximum amount of USD$5,000. Our option on this property is currently unexercised. During the next twelve months it is management’s intention to undertake due diligence on the Wimberley#5 Well with the intention of deciding whether or not to exercise our option on this property. Should we exercise our option and purchase the interest in the Well, we will be responsible for our proportionate share of the expenses and will receive our proportionate shares of all income realized from gas production of the well, if any. We will not be the operator of the well.

We have received a going concern opinion from our auditors because we have not generated revenues, have not yet commenced operations and our net loss from inception to December 31, 2004 is $5,880. There is a substantial going concern issue as to whether we will ever be able to commercialize oil or natural gas production and generate sufficient, if any, revenues to satisfy our working capital requirements in the future. Since inception, we have been dependent on the sale of our equity securities to satisfy our working capital requirements.

Our principal offices are located at Suite 4010- 246 Stewart Green, S.W., Calgary, Alberta, T3H 3C8 and our registered and records office is located at Suite 101, 34595 3rd Avenue, Abbottsford, British Columbia, V2S 8B7. Our telephone number is 604-613-1334. We do not yet maintain an Internet address.

THE OFFERING

Securities offered	45,760,300 Common shares. (1)
Shares to be outstanding after the offering if none of the warrants are exercised	41,560,300 Common shares. (2)
Shares to be outstanding after the offering if all of the warrants are exercised	75,760,300 Common shares. (3)
Use of Proceeds

We will not receive any proceeds from the sale of the Common Shares by the selling stockholders; however, we may receive up to CDN $19,380,000 from the exercise of warrants for up to 34,200,000 Common shares of our common stock if all of such warrants are exercise in full. See “Use of Proceeds.”

Plan of Distribution

The offering of our Common shares is being made by certain of our stockholders who wish to sell their shares. Sales of our common stock may be made by the selling stockholders in the open market or in privately negotiated transactions and at fixed or negotiated prices.

Risk Factors

There are substantial risk factors involved in investing in our company. For a discussion of certain factors you should consider before buying our Common shares , see the section entitled “Risk Factors”.

Symbol	Not listed

(1)          Includes (a) 11,560,300 Common shares to be issued, and (b) up to 34,200,000 Common shares issuable upon exercise of Class A warrants at an exercise price of CDN$0.10 per share, Class B warrants at an exercise price of CDN$0.50 per share and Class C warrants at an exercise price of CDN$1.10 per share. The warrants become exercisable on May 20, 2007 unless we accelerate the exercise date. The Class A warrants expire at the close of business on May 20, 2009, the Class B warrants expire at the close of business on May 20, 2010 and the Class C warrants expire at the close of business on May 20, 2011.

(2)          Such figure does not include 34,200,000 Common shares issuable upon exercise of the Class A, Class B and Class C warrants. This amount represents the number of shares issued and outstanding as of May 31, 2005.

(3)          Such figure includes the 34,200,000 Common shares issuable upon exercise of the Class A, Class B and Class C warrants.

Description of Financing Transactions

On May 7, 2004 we agreed to issue 30,000,000 common shares to the founders of the Company at CDN$0.0001 per share for gross proceeds of CDN $3,000. The Company holds an irrevocable right to repurchase all or a portion of these shares for a price of CDN$0.01 per share.

On May 20, 2004, we closed a private placement with six investors for the sale of 11,400,000 units of our securities at a price of $0.01 per unit for gross proceeds of CDN$114,000. Each unit included:

•	one Common share; and

•	one Class A Warrant exercisable for two years commencing on May 20, 2007 to purchase one Common share at CDN $0.10 per share; and

•	one Class B Warrant exercisable for three years commencing on May 20, 2007 to purchase one Common share at CDN $0.50 per share; and

•	one Class C Warrant exercisable for four years commencing on May 20, 2007 to purchase one Common share at CDN $1.10 per share.

The number of shares issuable on exercise and the exercise prices of our Class A, B and C warrants (the “Warrants”) are subject to adjustment if there are certain capital adjustments or similar transactions, such as a stock split or merger. The Warrants are non-transferable and provide for a cashless exercise option. We have the right, in our sole and absolute discretion, to (i) accelerate the exercise date of the Warrants to a date that is prior to May 20, 2007 and/or (ii) reduce the exercise price. We believe that the private placement was exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Regulation S promulgated thereunder since the units were offered and sold outside the United States to non-U.S. citizens.

We received total proceeds of CDN $114,000 from the sale of the units.

On June 7, 2004, we closed a private placement with forty Canadian investors for the sale of 160,300 Common shares at a price of CDN $0.10 per share, for total gross proceeds of CDN $16,030. We believe this offering was exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Regulation S promulgated thereunder, since all the shares were offered and sold outside the United States to non-U.S. citizens.

The proceeds from the sale of the units and from the June 7, 2004 private placement are intended to be used for exploration and general working capital purposes. See “Use of Proceeds” section below for a discussion of the use of the proceeds by us from any exercise of the warrants.

Although we have no contractual obligation to do so, we are registering for the selling shareholders: (i) the Common shares which were included in the units which were sold on the May 20, 2004 private placement and the Common shares we sold on the June 7, 2004 private placement, and (ii) all of the Common shares issuable upon exercise of the Warrants which were sold on the May 20, 2004 private placement, on a registration statement of which this prospectus forms a part. We will bear all costs associated with this registration statement and prospectus.

Trading Market

There is currently no trading market for our securities. After we become subject to the reporting requirements of the securities laws of the United States, we intend to apply initially for our securities to be traded on the Over the Counter Bulletin Board market sponsored by the National Association of Securities Dealers, Inc. The Over the Counter Bulletin Board is maintained by the NASDAQ Stock Market, but does not have any of the quantitative or qualitative standards such as those required for companies listed on the NASDAQ Small Cap Market or National Markets System. We may not now or ever qualify for listing of our securities on the OTC Bulletin Board.

SELECTED FINANCIAL INFORMATION

The following table sets forth and summarizes certain of the Company’s financial information for the period from April 2, 2004 (date of inception) to December 31, 2004 prepared in accordance with Canadian generally accepted accounting principles (“Canadian GAAP”). Canadian GAAP, as applied to the Company, does not materially differ from United States generally accepted accounting principles (“U.S. GAAP”), as set forth in Note 6 to the Financial Statements of the Company. This financial information is derived from, and should be read in conjunction with and is qualified in its entirety by reference to the Company’s financial statements, including the notes thereto, and Management’s Discussion and Analysis of Results of Operations and Financial Condition. The Company’s Financial Statements for the period ended December 31, 2004 have been audited by Smythe Ratcliffe.

Selected Financial Information

All in Canadian $ except Common Shares issued	For the Period April 2, 2004 (Inception) to December 31, 2004

Operating Revenues	-
Interest Income	-
Loss from Operations	$(5,880)
Net Loss	$(5,880)
Loss per Share – Basic and Diluted	$(0.00)

As of December 31, 2004

Total Assets	$132,909
Net Assets	$127,150
Total Liabilities	$5,759
Working Capital	$127,150
Share Capital	$133,030
Common Shares to be Issued	41,560,300
Dividends Declared	-

NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain information contained in this prospectus and the documents incorporated by reference into this prospectus include forward-looking statements (as defined in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act), which mean that they relate to events or transactions that have not yet occurred, our expectations or estimates for our future operations, our growth strategies or business plans or other facts that have not yet occurred. Such statements can be identified by the use of forward-looking terminology such as “might,” “may,” “will,” “could,” “expect,” “anticipate,” “estimate,” “likely,” “believe,” or “continue” or the negative thereof or other variations thereon or comparable terminology. The above risk factors contain discussions of important factors that should be considered by prospective investors for their potential impact on forward-looking statements included in this prospectus . These important factors, among others, may cause actual results to differ materially and adversely from the results expressed or implied by the forward-looking statements. Notwithstanding the foregoing statements, the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, for forward-looking statements do not, and will not apply to us, so long as our Common shares qualify as a “penny stock.”

RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

RISKS RELATING TO OUR COMPANY:

1.           We are an exploration stage company, with a minimal operating history, which raises substantial doubt as to our ability to successfully develop profitable business operations.

We have a limited operating history. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered in establishing a business in the oil and natural gas industries. We have yet to generate any meaningful revenues from operations and have been focused on organizational, start-up, market analysis, exploratory drilling and fund raising activities. There is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. Our future operating results will depend on many factors, including:

• our ability to raise adequate working capital;

• success of our development and exploration;

• demand for natural gas and oil;

• the level of our competition;

• our ability to attract and maintain key management and employees; and

• our ability to efficiently explore, develop and produce sufficient quantities of marketable natural gas or oil in a highly competitive and speculative environment while maintaining quality and controlling costs.

To achieve profitable operations, we must, alone or with others, successfully execute on the factors stated above. Despite our best efforts, we may not be successful in our development efforts or obtain required regulatory approvals. There is a possibility that Wimberly#5 Well may never produce commercial levels of natural gas. There is also the possibility that upon completing due diligence, we may not exercise our option on the Wimberley#5 Well. Since inception, we have incurred a net loss of $5,880.

2.           At this stage of our business operations, even with our good faith efforts, potential investors have a high probability of losing their investment.

Because the nature of our business is expected to change as a result of shifts in the market price of oil and natural gas, competition, and the development of new and improved technology, management forecasts are not necessarily indicative of future operations and should not be relied upon as an indication of future performance.

While Management believes its estimates of projected occurrences and events are within the timetable of its business plan, our actual results may differ substantially from those that are currently anticipated.

3.           If capital is not available to us to expand our business operations, we will not be able to pursue our business plan.

We will require substantial additional capital to participate in the development of Wimberly #5 Well as well as for acquisition and/or development of other properties. Cash flows from operations, to the extent available, will be used to fund these expenditures. We intend to seek additional capital from loans from current shareholders and from public and private equity offerings. Our ability to access capital will depend on our success in participating in properties that are successful in exploring for and producing oil and gas at profitable prices. It will also be dependent upon the status of the capital markets at the time such capital is sought. Should sufficient capital not be available, the development of our business plan could be delayed and, accordingly, the implementation of our business strategy would be adversely affected. In such event it would not be likely that investors would obtain a profitable return on their investments or a return of their investments.

4.           We are highly dependent on Robert Coale, our CEO, President and Chairman. The loss of Mr.Coale, whose knowledge, leadership and technical expertise upon which we rely, would harm our ability to execute our business plan.

Our success depends heavily upon the continued contributions of Robert Coale, whose knowledge, leadership and technical expertise would be difficult to replace, and on our ability to retain and attract experienced engineers, geoscientists and other technical and professional staff. We do not have an employment agreement with Mr. Coale and maintain no key person insurance on Mr. Coale. In addition, Mr. Coale is an officer and director of other public companies, which may impact the amount of his time spent on our business matters. If we were to lose his services, our ability to execute our business plan would be harmed and we may be forced to cease operations until such time as we could hire a suitable replacement for Mr. Coale.

5.           Our management, officers and directors do not have extensive oil and gas experience, therefore investors should not rely on our management, officers or directors as being experts in the area of oil and gas exploration and production, which is our business focus.

Our management, officers and directors do not have extensive oil and gas experience. All business decisions made by them regarding oil and gas exploration and production will be in reliance on the advice of others due to this lack of experience. We intend to use the services and advice of independent consultants and contractors for various professional services, particularly in the area of land services, drilling, water hauling, pipeline construction, well design, well-site monitoring and surveillance, permitting and environmental assessment. If reliable advice is not available, it is unlikely our business will succeed.

6. Volatility of oil and gas prices and markets could make it difficult for us to achieve profitability and less likely investors in our common stock will receive a return on their investment.

Our ability to achieve profitability is substantially dependent on prevailing prices for natural gas and oil. The amounts of and price obtainable for any oil and gas production that we achieve will be affected by market factors beyond our control. If these factors are not favorable over time to our financial interests, it is likely that owners of our common stock will lose their investments. Such factors include:

• worldwide or regional demand for energy, which is affected by economic conditions;

• the domestic and foreign supply of natural gas and oil;

• weather conditions;

• domestic and foreign governmental regulations;

• political conditions in natural gas and oil producing regions;

• the ability of members of the Organization of Petroleum Exporting Countries to agree upon and maintain oil prices and production levels; and

• the price and availability of other fuels.

7.           Drilling wells is speculative, often involving significant costs that may be more than our estimates. Any material inaccuracies in drilling costs, estimates or underlying assumptions will materially affect our business.

Developing and exploring for natural gas and oil involves a high degree of operational and financial risk, which precludes definitive statements as to the time required and costs involved in reaching certain objectives. The budgeted costs of drilling, completing and operating wells are often exceeded and can increase significantly when drilling costs rise due to a tightening in the supply of various types of oilfield equipment and related services. Drilling may be unsuccessful for many reasons, including title problems, weather, cost overruns, equipment shortages and mechanical difficulties. Moreover, the successful drilling of a natural gas or oil well does not ensure a profit on investment. Exploratory wells bear a much greater risk of loss than development wells. A variety of factors, both geological and market-related, can cause a well to become uneconomical or only marginally economic.

8.           The natural gas and oil business involves numerous uncertainties and operating risks that can prevent us from realizing profits and can cause substantial losses.

Our development, exploitation and exploration activities may be unsuccessful for many reasons, including weather, cost overruns, equipment shortages and mechanical difficulties. Moreover, the successful drilling of a natural gas and oil well does not ensure a profit on investment. A variety of factors, both geological and market-related, can cause a well to become uneconomical or only marginally economical.

The natural gas and oil business involves a variety of operating risks, including:

• fires;

• explosions;

• blow-outs and surface cratering;

• uncontrollable flows of oil, natural gas, and formation water;

• natural disasters, such as hurricanes and other adverse weather conditions;

• pipe, cement, or pipeline failures;

• casing collapses;

• embedded oil field drilling and service tools;

• abnormally pressured formations; and

• environmental hazards, such as natural gas leaks, oil spills, pipeline ruptures and discharges of toxic gases.

If we experience any of these problems, it could affect well bores, gathering systems and processing facilities, which could adversely affect our ability to conduct operations. We could also incur substantial losses as a result of:

• injury or loss of life;

• severe damage to and destruction of property, natural resources and equipment;

• pollution and other environmental damage;

• clean-up responsibilities;

• regulatory investigation and penalties;

• suspension of our operations; and

• repairs to resume operations.

9.           If we commence drilling, the unavailability or high cost of drilling rigs, equipment, supplies, personnel and other services could adversely affect our ability to execute on a timely basis our development, exploitation and exploration plans within our budget.

If we commence drilling, shortages or an increase in cost of drilling rigs, equipment, supplies or personnel could delay or interrupt our operations, which could impact our financial condition and results of operations. Drilling activity in the geographic areas in which we conduct drilling activities may increase, which would lead to increases in associated costs, including those related to drilling rigs, equipment, supplies and personnel and the services and products of other vendors to the industry. Increased drilling activity in these areas may also decrease the availability of rigs. We do not have any contracts with providers of drilling rigs and we cannot assure you that drilling rigs will be readily available when we need them. Drilling and other costs may increase further and necessary equipment and services may not be available to us at economical prices.

10.         We are subject to complex laws and regulations, including environmental regulations, which can adversely affect the cost, manner or feasibility of doing business.

Development, production and sale of natural gas and oil in the United States are subject to extensive laws and regulations, including environmental laws and regulations. We may be required to make large expenditures to comply with environmental and other governmental regulations. Matters subject to regulation include:

• location and density of wells;

• the handling of drilling fluids and obtaining discharge permits for drilling operations;

• accounting for and payment of royalties on production from state, federal and Indian lands;

• bonds for ownership, development and production of natural gas and oil properties;

• transportation of natural gas and oil by pipelines;

• operation of wells and reports concerning operations; and

• taxation.

Under these laws and regulations, we could be liable for personal injuries, property damage, oil spills, discharge of hazardous materials, remediation and clean-up costs and other environmental damages. Failure to comply with these laws and regulations also may result in the suspension or termination of our operations and subject us to administrative, civil and criminal penalties. Moreover, these laws and regulations could change in ways that substantially increase our costs. Accordingly, any of these liabilities, penalties, suspensions, terminations or regulatory changes could materially adversely affect our financial condition and results of operations enough to possibly force us to cease our business operations.

11.         If we commence drilling our oil and gas operations may expose us to environmental liabilities.

If we commence drilling and experience any leakage of crude oil and/or gas from the subsurface portions of Wimberly#5 Well, our gathering system could cause degradation of fresh groundwater resources, as well as surface damage, potentially resulting in suspension of operation of the Wimberly#5 Well, fines and penalties from governmental agencies, expenditures for remediation of the affected resource, and liabilities to third parties for property damages and personal injuries. In addition, any sale of residual crude oil collected as part of the drilling and recovery process could impose liability on us if the entity to which the oil was transferred fails to manage the material in accordance with applicable environmental health and safety laws.

12.         Exploratory drilling involves many risks and we may become liable for pollution or other liabilities which may have an adverse effect on our financial position.

Drilling operations generally involve a high degree of risk. Hazards such as unusual or unexpected geological formations, power outages, labor disruptions, blow-outs, sour gas leakage, fire, inability to obtain suitable or adequate machinery, equipment or labour, and other risks are involved. We may become subject to liability for pollution or hazards against which it cannot adequately insure or which it may elect not to insure. Incurring any such liability may have a material adverse effect on our financial position and operations.

13.         The potential profitability of oil and gas ventures depends upon factors beyond the control of our company

The potential profitability of oil and gas properties is dependent upon many factors beyond our control. For instance, world prices and markets for oil and gas are unpredictable, highly volatile, potentially subject to governmental fixing, pegging, controls, or any combination of these and other factors, and respond to changes in domestic, international, political, social, and economic environments. Additionally, due to worldwide economic uncertainty, the availability and cost of funds for production and other expenses have become increasingly difficult, if not impossible, to project. These changes and events may materially affect our financial performance.

14.         Since we are not the Operator of the Wimberley#5 Well, we will have only limited ability to influence the work being done on the property

The Cumming Company, Inc. (the “Operator”) is the Operator of the Wimberley#5 Well and as such, has significant discretion over the activities undertaken on the property. The Operator may make decisions that are not in the best interests of the Company. Decisions made by the Operator may impose a financial burden on us that would require us to give up our interest in the Wimberley#5 Well.

15.         Since Messrs. Coale, Neal and Budge, directors of the Company, have other outside business activities and will only be devoting 20% of their time to our operations, our operations may be sporadic. This may result in periodic interruptions or suspensions of exploration which may result in the loss of your investment.

Since our directors and executive officers have other outside business activities and will only be devoting 20% of their time to our operations, our operations may be sporadic and only occur at times which are convenient to Messrs. Coale, Neal and Budge. As a result, exploration of our properties may be periodically interrupted or suspended.

16.         Our auditors’ opinion on our December 31, 2004 financial statements includes an explanatory paragraph in respect of there being substantial doubt about our ability to continue as a going concern.

We have incurred net losses of $5,880 for the period from April 2, 2004 (inception) to December 31, 2004. We anticipate generating losses for at least the next 12 months. Therefore, there is substantial doubt about our ability to continue operations in the future as a going concern as described in the Comments for US Readers on Canada – US Reporting Differences by our auditors with respect to the financial statements for the period from April 2, 2004 to December 31, 2004. Although we have sufficient cash to fund operations for the next twelve months, we will need to obtain additional funds in the future. Our plans to deal with this cash requirement include raising additional capital or entering into a strategic arrangement with a third party. If we cannot continue as a viable entity, our shareholders may lose some or all of their investment in our company.

17.         Because we are organized under the Canada Business Corporations Act, enforcement of civil liabilities against us or our officers or directors may be difficult or impossible from outside the jurisdiction of Canada.

We are a corporation organized under the Canada Business Corporations Act. Two of our directors and one of our officers reside in Canada. Because all or a substantial portion of our assets and the assets of these persons are located outside the United States, it may be difficult for an investor to sue, for any reason, us or any of our officers or directors outside the United States. If an investor was able to obtain a judgment against us or any of our officers or directors in a United States court based on United States securities laws or other reasons, it may be difficult, if not impossible, to enforce such judgment in Canada.

18.         If we do not exercise our option on the Wimberley#5 Well, we will lose our interest in the property as well as losing all monies incurred in connection with the property.

We have secured, under an Option Agreement with JRC Enterprises Ltd., an option to acquire a 10% working interest and an 8% net revenue interest in the Wimberley#5 Well located in Jack County, Texas. Pursuant to the Option Agreement we may exercise our option up to February 8, 2006 by paying to JRC USD $29,500 and paying closing costs up to a maximum of USD $5,000. If during the process of completing due diligence, management determines it is not in the best interests of the Company to exercise our option, we will lose our initial USD $6,000 option payment and any expenses incurred on the property to the time management decides not to exercise the option. See the “Option Agreement with JRC Enterprises Ltd.” description of the prospectus on page____ for a more detailed description of the Option Agreement. If we do not exercise our option we will lose our interest in the Wimberley#5 Well.

19.         We may not be able to compete with current and potential exploration companies, some of whom have greater resources and experience than we do in locating and commercializing oil and natural gas reserves.

The natural gas and oil market is intensely competitive, highly fragmented and subject to rapid change. We may be unable to compete successfully with our existing competitors or with any new competitors. We compete with many exploration companies which have significantly greater personnel, financial, managerial, and technical resources than we do. This competition from other companies with greater resources and reputations may result in our failure to maintain or expand our business.

20.         Our principal stockholders, officers and directors own a controlling interest in our voting stock and investors will not have any voice in our management, which could result in decisions adverse to our general shareholders.

Our officers and directors, in the aggregate, beneficially own approximately or have the right to vote approximately 72.2% of our outstanding common stock. As a result, these stockholders, acting together, will have the ability to control substantially all matters submitted to our stockholders for approval including:

•	election of our board of directors;
•	removal of any of our directors;
•	amendment of our Articles of Incorporation or bylaws; and

•	adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of their ownership and positions, our directors and executive officers collectively are able to influence all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions. In addition, sales of significant amounts of shares held by our directors and executive officers, or the prospect of these sales, could affect the market price of our common stock if the marketplace does not orderly adjust to the increase in shares in the market and the value of your investment in the Company may decrease. Management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

21.         We expect losses to continue in the future because we have no reserves and, consequently, no revenue to offset losses.

Based upon current plans and the fact that we currently do not have any reserves, we expect to incur operating losses in future periods. This will happen because there are expenses associated with the acquisition of, and exploration of natural gas and oil properties which do not have any income-producing reserves. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues may cause us to go out of business. We will require additional funds to achieve our current business strategy and our inability to obtain additional financing will interfere with our ability to expand our current business operations.

22.         Because of the early stage of development and the nature of our business, our securities are considered highly speculative.

Our securities must be considered highly speculative, generally because of the nature of our business and the early stage of its development. We are engaged in the business of exploring and, if warranted and feasible, developing natural gas and oil properties. Our current property is without known reserves of natural gas and oil. Accordingly, we have not generated any revenues nor have we realized a profit from our operations to date and there is little likelihood that we will generate any revenues or realize any profits in the short term. Any profitability in the future from our business will be dependent upon locating and developing economic reserves of natural gas and oil, which itself is subject to numerous risk factors as set forth herein. Since we have not generated any revenues, we will have to raise additional monies through the sale of our equity securities or debt in order to continue our business operations.

RISKS RELATING TO OUR COMMON SHARES:

1. We may, in the future, issue additional Common shares, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of an unlimited number of Common shares without par value and an unlimited number of Preferred shares without par value. The future issuance of our unlimited authorized Common shares may result in substantial dilution in the percentage of our Common shares held by our then existing shareholders. We may value any Common shares issued in the future on an arbitrary basis. The issuance of Common shares for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our Common shares.

2. Our Common shares are subject to the “Penny Stock” Rules of the SEC and we have no established market for our securities, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than USD $5.00 per share or with an exercise price of less than USD $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person’s account for transactions in penny stocks; and

•	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and
•

make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and
•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our Common shares and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

3. We are registering 34,200,000 Common shares underlying our warrants that may be available for future sale. The sale of these shares may depress the market price of our Common shares and shareholders could suffer a loss on their investment.

As of May 31, 2005, we had 41,560,300 Common shares issued and outstanding and warrants outstanding to purchase an aggregate of 34,200,000 Common shares . We are registering 11,560,300 Common shares and 34,200,000 Common shares underlying warrants, for a total of 45,760,300 Common shares . All of these shares and warrants will be freely traded under U.S. federal law upon the effective date of this prospectus and may be sold without restriction. If such warrants are exercised in full and converted to Common shares, our shareholders may experience a decline in the price of our Common shares as such Common shares are sold into the open market. If such decline in the price of our Common shares were to materialize, shareholders could suffer a loss on their investment.

4. There is no current trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to apply for admission to quotation of our securities on the OTC Bulletin Board. If for any reason our Common shares are not listed on the OTC Bulletin Board or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their Common shares should they desire to do so. No market makers have committed to becoming market makers for our Common shares and none may do so.

5. State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

Secondary trading in common stock sold in this offering will not be possible in any state until the Common shares are qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the Common shares in any particular state, the Common shares could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our Common shares, the liquidity for the Common shares could be significantly impacted thus causing you to realize a loss on your investment.

6. We are a “foreign private issuer”, and you may not have access to the information you could obtain about us if we were not a “foreign private issuer”.

We are considered a “foreign private issuer” under the Securities Act of 1933, as amended. As an issuer incorporated in Canada, we will be required to prepare our annual and interim financial statements in accordance with Canadian generally accepted accounting principles. For purpose of our annual disclosure obligations in the United States, we will annually file in the United States consolidated financial statements prepared in accordance with Canadian GAAP together with a reconciliation to US GAAP. In addition, as a foreign private issuer we will not have to file quarterly reports with the SEC nor will our directors, officers and 10% stockholders be subject to Section 16(b) of the Exchange Act. As a foreign private issuer we will not be subject to the proxy rules of Section 14 of the Exchange Act. Furthermore, Regulation FD does not apply to non-U.S. companies and will not apply to us. Accordingly, you may not be able to obtain information about us as you could obtain if we were not a “foreign private issuer”.

7. Because we do not intend to pay any cash dividends on our Common shares, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our Common shares in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them.

8. We may become a passive foreign investment company, or PFIC, which could result in adverse U.S. tax consequences to U.S. investors .

If we are a “passive foreign investment company” or “PFIC” as defined in Section 1297 of the Code, U.S. Holders will be subject to U.S. federal income taxation under one of two alternative tax regimes at the election of each such U.S. Holder. Section 1297 of the Code defines a PFIC as a corporation that is not formed in the United States and either (i) 75% or more of its gross income for the taxable year is “passive income”, which generally includes interest, dividends and certain rents and royalties or (ii) the average percentage, by fair market value (or, if we elect, adjusted tax basis), of its assets that produce or are held for the production of “passive income” is 50% or more. Whether we are a PFIC in any year and the tax consequences relating to PFIC status will depend on the composition of our income and assets, including cash. U.S. Holders should be aware, however, that if we become a PFIC, it may not be able or willing to satisfy record-keeping requirements that would enable U.S. Holders to make an election to treat us as a “qualified electing fund” for purposes of one of the two alternative tax regimes applicable to a PFIC. We strongly urge U.S. holders or potential shareholders to consult their own tax advisor concerning the impact of these rules on their investment in us.

9. Because a portion of our assets and one of our officers and two of our directors are located outside the United States, it may be difficult for an investor to enforce within the United States any judgments obtained against us or any of our officers and directors.

A significant portion of our assets are located outside of the United States and we do not currently maintain a permanent place of business within the United States. In addition, two of our directors and one of our officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets are located outside the United States. As a result, it may be difficult for an investor to effect service of process or enforce within the United States any judgments obtained against us or our officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. In addition, there is uncertainty as to whether the courts of Canada would recognize or enforce judgments of United States courts obtained against us or our directors and officers predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. There is even uncertainty as to whether the Canadian courts would have jurisdiction to hear original actions brought in Canada against us or our directors and officers predicated upon the securities laws of the United States or any state thereof.

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2004. Our capitalization is presented on an actual basis (all amounts presented are in $CDN). You should read this table in conjunction with ‘‘Operating and Financial Review and Prospects’’ and our financial statements and the notes thereto, included elsewhere in this prospectus.

	December 31, 2004
	Number of Securities	Amount

Shareholders’ equity, no par value per share; Unlimited authorized;	41,560,300	$133,030
Total shareholders’ equity		$127,150
Total capitalization
Total indebtedness		$5,759

As of December 31, 2004, we had $5,759 in accounts payable and accrued liabilities, all of which is current and unsecured.

The information set forth in the foregoing table excludes 34,200,000 Common shares issuable upon the Class A, Class B and Class C warrants at a weighted average exercise price of approximately CDN $0.57 per share.

DESCRIPTION OF BUSINESS

History and Overview of the Company

We are an exploration stage oil and gas company incorporated under the Canada Business Corporations Act in Alberta, Canada on April 2, 2004 under the name “Giant Oil & Gas Inc.” Our registered office is located at Suite 101- 34595 3rd Avenue, Abbotsford, B.C. and our head office and principal place of business is located at Suite 4010 – 246 Stewart Green S.W., Calgary, Alberta T3H 3C8. Our telephone number is (604) 613-1334.

We are a company in the early stages of engaging in the exploration and development of oil and gas properties. To accomplish our objective, our strategy is to acquire exploration prospects. We have an option to acquire an interest in the Wimberley#5 Well located in Jack County, Texas that we believe fits within our property acquisition strategy. However, extensive analysis of this well and surrounding property will be required before we can make an evaluation as to the economic feasibility of developing or finding valuable natural gas or oil resources on these grounds. We have not, as yet, determined if we will exercise our option on the Well. In addition, there is no assurance that we will be able to make the payments required by the Option Agreement for the Wimberley#5 Well. There is no assurance that the development of the well we have optioned will generate any revenue.

No commercially viable natural gas deposit may exist on our leases. Our plan of operations is to carry out due diligence work on the Well in order to ascertain whether it possess deposits of natural gas. We can provide no assurance to investors that our leases contain a commercially viable natural gas deposits until appropriate drilling is done and an evaluation based on that work concludes further work programs are justified. At this time, we definitely have no natural gas reserves on our leases.

We have limited finances and require additional funding in order to accomplish our exploration, development and acquisition objectives. There is no assurance that we will have revenues in the future or that we will be able to secure other funding necessary for our future growth and expansion. There is also no assurance that our oil and gas exploration activities will produce commercially viable reserves. Our efforts to extract oil and gas may be unprofitable.

We may seek relationships with other oil and gas exploration and development companies that will allow us to exploit idle and/or undeveloped resources.

Regulation and Environmental Matters

The federal government and various state and local governments have adopted laws and regulations regarding the protection of human health and the environment. These laws and regulations may require the acquisition of a permit by operators before drilling commences, prohibit drilling activities on certain lands lying within wilderness areas, wetlands, or where pollution might cause serious harm, and impose substantial liabilities for pollution resulting from drilling operations, particularly with respect to operations in onshore and offshore waters or on unsubmerged lands. These laws and regulations may increase the costs of drilling and operating wells. Because these laws and regulations change frequently, the costs of compliance with existing and future environmental regulations cannot be predicted with certainty.

The transportation and certain sales of natural gas in interstate commerce are heavily regulated by agencies of the federal government. Production of any oil and gas by properties in which we may, from time to time, have an interest, will be affected to some degree by state regulations. States have statutory provisions regulating the production and sale of oil and gas, including provisions regarding deliverability. Such statutes, and the regulations promulgated in connection therewith, are generally intended to prevent waste of oil and gas and to protect correlative rights to produce oil and gas between owners of a common reservoir. State regulatory authorities may also regulate the amount of oil and gas produced by assigning allowable rates of production to each well or proration unit.

Any exploration or production on Federal land will have to comply with the Federal Land Management Planning Act which has the effect generally of protecting the environment. Any exploration or production on private property whether owned or leased will have to comply with the Endangered Species Act and the Clean Water Act. The costs of complying with environmental concerns under any of these acts varies on a case by case basis. In many instances the cost can be prohibitive to development. Environmental costs associated with a particular project must be factored into the overall cost evaluation of whether to proceed with the project.

There are no costs to us at the present time in connection with compliance with environmental laws. Costs, however, could occur at any time through industrial accident or in connection with a new project. Costs could extend into the millions of dollars for which we could be totally liable. In the event of liability, we would be entitled to contribution from other owners so that our percentage share of a particular project would be the percentage share of our liability on that project. However, other owners may not be willing or able to share in the cost of the liability. Even if the liability is limited to our percentage share, any significant liability would wipe out our assets and resources.

Option Agreement for the Wimberley#5 Well

We have secured an option, through the Option Agreement, the right to acquire a 10% working interest and an 8% net revenue interest in the Wimberley#5 Well located in Jack County, Texas. The Option Agreement was executed on February 8, 2005. Upon execution we paid USD $6,000 to JRC Enterprises Ltd. We may exercise the option by making cash payments totaling USD $29,500 (CDN $37,101) to JRC and paying all closing costs up to a maximum of USD $5,000. We may extend our option for one year by paying an additional USD $6,000 to JRC. To date, we have paid in full USD $6,000 to JRC to obtain the option for one year ending February 8, 2006.

The Wimberley#5 Well is located on 40 acres of land with the wellbore being in the Joseph Turner Survey, Abstract #609 located in Jack County, Texas. The Well is located at 629’FNL and 1817’ FEL of the leases situated within the Barnett Shale natural gas field in the Fort Worth Basin. The property is located approximately 90 kilometers northwest of Fort Worth, Texas. Access to the property is by means of paved Road 2210 through Perrin Texas, the closest town of any size. The Well is owned by way of three Oil, Gas, and Mineral Leases dated April 21, 2000.

The Barnett Shale area is primarily a natural gas centre. The Mississippian Barnett Shale is a prolific, shale gas play in north Texas. The shale is a fractured reservoir with adsorbed gas liberated through fracture conduits into wellbores. The Barnett Shale is between formations, upper (Marble Falls Lime) and lower (Viola Lime) barrier.

There is no commercially viable resource on our leases.

The Barnett Shale began to be developed and explored in the early 1980’s and the first production occurred in 1982. The Barnett Shale covers a large area extending from the Fort Worth Basin through the Permian Basin of West Texas and New Mexico. The Barnett Shale had been known for a period of time but it had posed a difficult technological problem in that the costs to remove the gas were prohibitive. By the late 1990’s new technology allowed for natural gas to be removed on a more economical level. By 2003 the Barnett Shale had become the most productive natural gas field in Texas. To date, the core area of the Barnett Shale, called the Newark East Field, that has been developed has been the southeastern Wise, southwestern Denton, and northern Tarrant counties. In recent years, exploration of regions outside the core area has led to the first wells being drilled in Jack County.

At present, we do not hold any interest in any oil and natural gas property that is in production. Our viability and potential success is in our ability to successfully explore, exploit and eventually generate revenue from the Wimberley#5 Well. However, we might never be able to generate any revenues from our operations. The drilling of the Wimberley#5 Well generally involves a high risk over a long period of time, even with careful evaluations, experience and knowledge this long period may persist. It is almost impossible to ensure that drilling programs on the property will be profitable or successful. Our inability to produce any natural gas from the Wimberley#5 Well could result in a total loss of our business.

The exploration for natural gas on the property is subject to all of the usual hazards and risks associated with natural gas exploration, which could result in damage to life or property, environmental damage, and possible legal liability for any or all damages. The exploration activities may be subject to prolonged disruptions due to the weather conditions surrounding the location of the Well. Difficulties, such as unusual or unexpected geological formations encountered by workers but not indicated on a map, or other conditions may be encountered in the gathering of information, and could delay our drilling program. Even though we are at liberty to obtain insurance against certain risks in such amounts we deem adequate, the nature of those risks is such that liabilities could over exceed policy limits or be excluded from coverage. We do not currently carry insurance to protect against these risks and there is no assurance that we will obtain such insurance in the future. There are also risks against which we cannot, or may not elect to insure. The costs, which could be associated with any liabilities, not covered by insurance or in excess of insurance coverage or compliance with applicable laws and regulations may cause substantial delays and require significant capital outlays, negatively affecting our financial position, future earnings, and/or competitive positions. If we cannot find capital, manpower, products and equipment we need to continue the exploration and drilling efforts we will have to suspend our drilling and exploration plans until we do find the capital, products and equipment we need. Suspension of operations will result in the inability to generate revenues.

Material Contracts

We are a party to the Option Agreement with JRC Enterprises Ltd., which is described above.

We also have an agreement with Robert Coale, our Chairman, President, Chief Executive and Operating Officer and Secretary, which allows us at any time to send a notice to Mr. Coale that we are purchasing all or any portion of his 16,000,000 shares. The irrevocable option which he granted us is exercisable at any time at an exercise price of CDN $0.01 per share. We have the same option right with respect to 14,000,000 shares owned by Mr. Donald Neal, a director. Under these agreements, if we elect to exercise our option to purchase their shares, we shall pay the applicable purchase price thereof no later than 10 business days after the delivery of a notice.

Other than these contracts, we do not have any other material contracts.

Competition

The oil and gas industry is highly competitive in all its phases. Our only intention thus far is to participate as an owner of interests in properties such that we are not involved in the actual operation of the extraction operations. Competition is particularly intense with respect to the acquisition of interests in desirable undeveloped crude oil and natural gas properties, which is the focus of our business. The principal competitive factors in the acquisition of such undeveloped crude oil and natural gas properties include the staff and data necessary to identify, investigate and purchase such properties, and the financial resources necessary to acquire interests in such properties. We compete with major and independent crude oil and natural gas companies for properties. Many of these competitors have financial and other resources substantially greater than ours.

Employees

We have commenced only limited operations. We have no employees at this time . We utilize outside contractors where possible, and rely on the industry expertise of management and our Board of Directors. These contractors will be responsible for surveying, geology, engineering, exploration, and drilling. The engineers and geologists will evaluate the information derived from the exploration and drilling and the they will advise us on the economic feasibility of commercial extraction of oil and gas reserves, if any are located. No member of our management team is presently employed by us. We do not foresee any significant changes in the number of employees or consultants we will have over the next twelve months, unless the growth of our business demands it.

Properties

We currently lease our shared corporate headquarters at 246 Stewart Green S.W., Suite 4010, Calgary, Alberta, Canada, for CDN $125 per month. We believe that our rented properties are adequate for our current and immediately foreseeable operating needs. We do not have any policies regarding investments in real estate, securities or other forms of property.

Legal Proceedings

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have, individually or in the aggregate, a material adverse affect on our business, financial condition or operating results.

Plan of Operations

We estimate that, at our current level of expenses, we will require approximately $100,000 to maintain operations without revenues for the next twelve months. Since we have access to $132,909 cash on hand, we feel that we have sufficient funds to continue operations for, at least, the next twelve months, even if no funds are generated from the exercise of warrants pursuant to this offering. However, we will require financing to expand our business following the exercise of our option pursuant to the agreement with JRC.

Management also intends to devote time to identifying potential acquisitions and to negotiating favorable terms for such acquisition with a view to creating revenues for the Company. Management intends to research properties with a view to participating as a non-operator such that we will not be responsible for any of the actual drilling, extraction, marketing, sales or shipping of the various resources. Our plan is to acquire various interests in properties that are being operated by other companies such that we can participate only in the costs of the production, as opposed to the actual production, in exchange for a share of revenues generated from such production. At the present time, we have not begun to research or identify other potential acquisitions, but expect to do so within the next twelve months.

During the next twelve months, we expect to be able to maintain operations based on our cash on hand. Our plan over the next twelve months is to exercise our option in our existing resource property, namely the Wimberly#5 Project. Additionally, we intend to seek out additional to-be-identified resource properties in which we intend to acquire interests if we deem them to be commercially viable. We intend to actively seek out viable resource properties in which we may be able to negotiate the purchase of an interest or interests. No such resource properties have been identified as of yet. Other than the Wimberly#5 Project, we have no other material contracts or agreements with any third parties regarding resource properties.

We will not require financing in the next twelve months to expand our business and exercise our option pursuant to the agreement with JRC. In order to complete our operating plans beyond the end of next fiscal year, we will require additional funding.

Because the selling shareholder offering is being conducted concurrently with our primary offering, our ability to raise the required funds may be impaired because purchasers may chose to purchase shares of our common stock from the selling shareholder rather than in our offering. Management never entered into any formal registration rights agreement with any of the selling shareholders, but management did make oral representations that we would undertake to register any shares issued in any private offering of our common shares. It is these oral representations to the selling shareholders that account for why we are including the selling shareholder offering with the registration of our primary offering.

Exploration and Drilling Programs

Wimberley#5 Well: The Wimberley#5 Well is located on 40 acres of land with the wellbore being in the Joseph Turner Survey, Abstract #609 located in Jack County, Texas. The Well is located at 629’FNL and 1817’ FEL of the lease and lies within the Barnett Shale natural gas field in the Fort Worth Basin. The property is located approximately 90 kilometers northwest of Fort Worth, Texas. Access to the property is by means of paved Road 2210 through Perrin Texas, the closest town of any size. The Well is owned by way of three Oil, Gas, and Mineral Leases dated April 21, 2000.

The Barnett Shale area is primarily a natural gas centre. The Mississippian Barnett Shale is a prolific, shale gas play in north Texas. The shale is a fractured reservoir with adsorbed gas liberated through fracture conduits into wellbores. The Barnett Shale is between formations, upper (Marble Falls Lime) and lower (Viola Lime) barrier. These barriers contain hydraulic fracture in shale and prevent fracturing into a water producing lower karsted Ellenburger dolomite. Penn sediments that overlie the Barnett Shale have been exploited for natural gas production for the last 50 years. These Penn sediments are in part comprised of gas reservoirs in Bend and Atokan aged Conglomerates, caddo limes and sands, Strawn sands, and occasional near surface Canyon aged sands. These reservoirs, stratigraphic in nature, are usually fluvial and deltaic sand deposits draped across post depositional folds.

We have secured an option, through the Option Agreement, the right to acquire a 10% working interest and an 8% net revenue interest in the Wimberley#5 Well located in Jack County, Texas. The Option Agreement was executed on February 8, 2005. Upon execution we paid USD $6,000 to JRC Enterprises Ltd. We may exercise the option by making cash payments totaling USD $29,500 to JRC and paying all closing costs up to a maximum of USD $5,000. We may extend our option for one year by paying an additional USD $6,000 to JRC. To date, we have paid in full USD $6,000 to JRC to obtain the option for one year ending February 8, 2006.

To our knowledge, the Wimberley#5 Well to date has had only sporadic production. Before we exercise our option, we need to determine whether re-entering the Well will be economically feasible. Once we have completed our due diligence and exercised our option we will have work with the Operator to determine the approach to the development of the Well. Economically feasible means that the costs associated with the removal of the natural gas will not exceed the price at which we can sell the natural gas. We cannot predict what that will be until we have completed our review. We do not know if we will find an economical quantity of natural gas.

Our business plan is to proceed with the review of the Well to determine the potential of the property to host natural gas. We plan to engage third party geologists to assist with the assessment of the studies, drill logs, engineering reports, and site plans with respect to the Wimberley#5 Well and surrounding area. There is no drilled resource on our leases.

Our due diligence on the Wimberley#5 Well has not yet commenced. It will involve reviewing drill logs, geologic mapping, and surveying and is designed to determine if we will exercise our option and if it is economically feasible to exploit Wimberley#5 Well.

We cannot provide you with a more detailed discussion of how our due diligence program will work and what we expect will be our likelihood of success. That is because we have a Well without any proven natural gas deposit. We may or may not find any natural gas. We hope we do, but it is impossible to predict the likelihood of such an event. We do not have any plan to generate revenue. We have not found economic natural gas deposits yet and it is impossible to project revenue generation from nothing. We will make a decision on whether to exercise our option based on our findings during due diligence.

During this due diligence stage, Mr. Robert Coale, our President, will only be devoting approximately one day per week of his time to our business. We do not foresee this limited involvement as negatively impacting our Company over the next twelve months as all exploratory work has been and will continue to be performed by outside consultants. In the future, if the demands of our business require more business time of Mr. Coale, such as raising additional capital or addressing unforeseen issues with regard to our exploration efforts, he is prepared to adjust his timetable to devote more time to our business. However, it is possible that Mr. Coale may not be able to devote sufficient time to the management of our business at the times needed.

We will require additional funding that will be in the form of equity financing from the sale of our common stock. However, we may not be able to raise sufficient funding from the sale of our common stock to fund the exploration program. We believe that debt financing will not be an alternative for funding the exploration program. The risky nature of this enterprise and lack of tangible assets places debt financing beyond the credit-worthiness required by most banks or typical investors of corporate debt until such time as an economically viable mine can be demonstrated. Traditional debt financing is not available at the early stages of exploration in which we are currently involved. We do not have any arrangements in place for any future equity financing.

We anticipate that we will incur the following expenses over the next twelve months:

1. CDN $37,101 in connection with the exercise of our option on the Wimberley #5 Well in Texas;

2. CDN $40,000 for operating expenses, including working capital and general, administrative and professional legal and accounting expenses associated with our becoming a reporting issuer under the Securities Exchange Act of 1934;

We had cash in the amount of CDN $132,909 as of December 31, 2004. Our total expenditures over the next twelve months are anticipated to be approximately CDN $100,000. Accordingly, we have sufficient cash to fund our operations for the next twelve months. In future periods, we will require additional financing to fund our operations. In the next twelve months, we do not plan to make any purchases of significant equipment, nor do we plan to hire any employees.

We have not undertaken any efforts to locate a joint venture partner. In addition, we may not ever be able to locate a joint venture partner who will assist us in funding our exploration of the Polischuk Property.

FOREIGN CURRENCY EXCHANGE:

UNITED STATES DOLLARS AND CANADIAN DOLLARS

While our financial statements are reported in Canadian dollars and are reconciled to U.S. GAAP requirements, all of our business operations may be conducted in Canadian dollars. We provide the following summary regarding historical exchange rates between these currencies:

Since June 1, 1970, the government of Canada has permitted a floating exchange rate to determine the value of the Canadian dollar as compared to the United States dollar. On May 24 2005, the exchange rate in effect for Canadian dollars exchanged for United States dollars, expressed in terms of Canadian dollars was $ 1.2611. This exchange rate is based on the noon buying rates in New York City for cable transfers in Canadian dollars, as certified for customs purposes by the Federal Reserve Bank of New York. The following exchange rates were in effect for Canadian dollars exchanged for United States dollars, calculated in the same manner as above for 2004 and the first four months of 2005:

Time Period	Low – High (CDN$ =US$1.00 )

Calendar 2004	$1.1774 / $1.3968
Month ended January 31, 2005	$1.1987 / $1.2421
Month ended February 29, 2005	$1.2299 / $1.2566
Month ended March 31, 2005	$1.2019 / $1.2462
Month ended April 30, 2005	$1.2147 / $1.2569

Management Discussion and Analysis of Financial Condition and Results of Operations

OPERATING AND FINANCIAL REVIEW AND PROSPECTS

Certain statements contained in this prospectus, including statements regarding the anticipated development and expansion of our business, our intent, belief or current expectations, our directors or officers, primarily with respect to the future operating performance of the Company and the products we expect to offer and other statements contained herein regarding matters that are not historical facts, but are “forward-looking” statements. Future filings with the Securities and Exchange Commission (“SEC”), future press releases and future oral or written statements made by us or with our approval, which are not statements of historical fact, may contain forward-looking statements, because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

Unless otherwise stated, all amounts shown in this “Operating and Financial Review” section of this prospectus are in Canadian Dollars

Overview

As an oil and gas exploration company our focus is to locate prospective properties that may host oil or gas reserves that could eventually be put into production. With this in mind, we have to this date identified and secured an option on one property in Jack County, Texas identified as the Wimberley #5 Well. We do not intend to use any employees, with the exception of part-time clerical assistance on an as-needed basis. Outside advisors, attorneys or consultants will only be used if they can be obtained for a minimal cost or for a deferred payment basis. Management is confident that it will be able to operate in this manner and continue during the next twelve months.

Operating Results

We are an oil and gas exploration company in the exploration stage with an objective of acquiring, exploring, and, if warranted and feasible, developing oil and gas properties. Oil and gas exploration and development requires significant capital and our assets and resources are limited. Therefore, we participate in the oil and gas industry through the optioning of oil and gas exploration and development projects.

Revenue and Cost of Revenue

We did not earn any revenues during the period from April 2, 2004 (inception) to December 31, 2004. We do not anticipate earning revenues until such time as we have entered into commercial production of our oil and gas interests. We can provide no assurance that we will discover commercially exploitable levels of oil and gas resources on our properties in which we have an interest, or if such resources are discovered, that we will enter into commercial production of our mineral properties.

General and Administrative Expenses

For the 273 day period ended December 31, 2004 we had a net loss of $5,880 consisting of: (a) $5,733 in professional fees related to the incorporation of the Company as well and preparation of the financial statements and; (b) $147 in office expenses.

Liquidity and Capital Resources

On May 7, 2004, we received proceeds of $3,000 in relation to the issuance of 30,000,000 shares to the Company’s Directors. On May 20, 2004, we closed a private placement with six investors for the sale of 11,400,000 units, which generated gross proceeds to us of CDN $114,000. On June 7, 2004, we closed a private placement with forty Canadian investors for the sale of 160,300 common shares , for total gross proceeds of CDN $16,030. Such proceeds are sufficient to enable us to continue our operations until the second quarter of 2006.

We had cash of $132,909 as of December 31, 2004. We anticipate that we will incur through the end of our next fiscal year:

•	$37,101 in connection with the exercise of our option on the Wimberley #5 Well as well as initial exploration activities in Texas;

•

$40,000 for operating expenses, including working capital and general, administrative and professional legal and accounting expenses associated with our becoming a reporting issuer under the Securities Exchange Act of 1934.

At December 31, 2004 the working capital balance was $127,150. Therefore, current cash on hand is sufficient for our work for the next 12 months as proposed in our Plan of Operations. In future periods, we shall require additional funding and we anticipate that such funding will be in the form of equity financing from the sale of our common stock. However, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund additional phases of the exploration program, should we decide to proceed. We believe that debt financing will not be an alternative for funding any further phases in our exploration program. The risky nature of this enterprise and lack of tangible assets places debt financing beyond the credit-worthiness required by most banks or typical investors of corporate debt until such time as an economically viable mine can be demonstrated. We do not have any arrangements in place for any future equity financing.

Off Balance Sheet Arrangements

We do not have any off balance sheet arrangements as of December 31, 2004 or of the date of this report.

Contractual Obligations

We have the following contractual obligations as expressed in Canadian dollars:

Contractual Obligations	Total		Payments Due By Period
			Less than 1 Year	1 – 3 Years	3 – 5 Years	More than 5 years

Option payments	$37,101	(1)	$37,101	—	—	—

	$37,101		$37,101	—	—	—

(1) The obligation relates to our option to acquire a 10% working interest and an 8% net revenue interest on the Wimberley #5 Well. Should we decide not to exercise our option, we would not be required to make this payment.

Going Concern

Our financial statements have been prepared assuming that we will continue as a going concern. It contemplates that assets will be realized and liabilities and commitments satisfied in the normal course of business. We have incurred net losses of $5,880 for the period from April 2, 2004(inception) to December 31, 2004. We anticipate generating losses for the next 12 months. Therefore, there is substantial doubt about our ability to continue operations in the future as a going concern. Our plans to deal with this uncertainty include raising additional capital or entering into a strategic arrangement with a third party. There can be no assurance that our plans can be realized. If we cannot continue as a viable entity, our shareholders may lose some or all of their investment.

At December 31, 2004, the cash balance, after deducting liabilities of $5,759, was $127,150. Therefore, current cash on hand is sufficient for our planned operations for the next twelve months. In the future, we require additional funding and we anticipate that such funding will be in the form of equity financing from the sale of our common stock. However, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund additional phases of the exploration program, should we decide to proceed. We believe that debt financing will not be an alternative for funding any further phases in our exploration program. The risky nature of this enterprise and lack of tangible assets places debt financing beyond the credit-worthiness required by most banks or typical investors of corporate debt until such time as an economically viable mine can be demonstrated. We do not have any arrangements in place for any future equity financing.

Recently Issued Accounting Pronouncements

On December 16, 2004, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 123 (revised 2004), “Share-Based Payment.” SFAS No. 123(R) would require our company to measure all employee stock-based compensation awards using a fair value method and record such expense in its consolidated financial statements. In addition, SFAS No. 123(R) will require additional accounting related to the income tax effects and additional disclosure regarding the cash flow effects resulting from share-based payment arrangements. For public entities that file as a small business issuer, SFAS No. 123(R) is effective for the first interim or annual reporting period beginning on or after after December 15, 2005.

In December 2004, FASB issued SFAS No. 153 to amend Opinion 29 by eliminating the exception for non-monetary exchanges of similar productive assets and replaces it with general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange is defined to have commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange.

The implementation of these new standards is not expected to have a material effect on the Company’s financial statements.

MANAGEMENT

Directors and Executive Officers

The following table sets forth certain information regarding the members of our board of directors and our executive officers as of April 1, 2005:

Name	Age	Positions and Offices Held

Robert Coale	65	Director, Chairman, President, Chief Executive and Operating Officer and Secretary
Donald Neal	54	Director, Vice President
Duncan Budge	55	Director

The business address of our officers and directors is c/o Giant Oil & Gas Inc., Suite 4010- 246 Stewart Green, S.W., Calgary, AB, T3H 3C8

Our directors hold office until the next annual meeting of our shareholders or until their successors are duly elected and qualified. Set forth below is a summary description of the principal occupation and business experience of each of our directors and executive officers for at least the last five years.

Robert Coale has been a Director and our Chairman, President, and Chief Executive and Operating Officer and Secretary since April 2004. Since June 23, 2003 he has also been a director of Patriot Gold Corp., a publicly traded natural resource exploration company. He is a Professional Engineer with two engineering degrees (1963 - MetE. - Colorado School of Mines, 1971 - MSc. - University of the Witwaterstrand in South Africa) and an MBA from the University of Minnesota (1982). He has over 40 years of resource related business and management experience. From November of 1999 to 2004, Mr. Coale was Senior Project Manager for EFS West, a privately held engineering and construction company located in Van Nuys, CA. At EFS West, he was responsible for development of natural gas and landfill gas engine generator plants and worked as a design engineer for liquefied and compressed natural gas storage and fueling facilities. Mr. Coale is currently an independent consulting engineer specializing in mineral processing and natural gas fueling systems including development of projects for converting low-grade or stranded natural gas sources into liquefied natural gas.

Donald Neal has served on our Board of Directors since April 2004. Since February 5, 2004, he has also been the President, Chief Executive and Financial Officer, Treasurer and Secretary of American Goldfields Inc., a publicly traded natural resource exploration stage company. Mr. Neal is a professional engineer with a background in Engineering Project Management. In his 30 year career, Mr. Neal has developed extensive industrial expertise in areas relating to power plant and refinery engineering and design. He has been involved in the construction supervision and start-up phases of plants throughout the world, including the United States, Canada, Europe and Asia. His experience in industrial project management encompasses a range of capabilities including field service expertise, performance testing, failure analysis and pulverized coal firing, milling, feeding and fuel conveying systems. Mr. Neal is a graduate of the University of Waterloo (Applied Science), and is a member of the Association of Professional Engineers and Geoscientists of British Columbia. From 2000 to present, Mr. Neal has worked as an independent consultant for Mocait’s Development Corp. a privately held corporation. Prior to his present position, Mr. Neal worked as an Engineering Manager for Utility and Recovery Engineering Ltd.

Duncan Budge has served on our Board of Directors since February , 2005. Since the fall of 2004 he has also been the Chief Financial Officer of Consolidated Petroquin Resources Limited. Mr. Budge is a professional accountant who owned and operated his own Chartered Accounting firm from 1990 to 2001. Since 2001, he has worked as an independent financial consultant to firms in a variety of industries. Mr. Budge has a Bachelor of Commerce degree from the University of British Columbia and obtained his Chartered Accounting designation in 1977. Mr. Budge does not currently hold a Chartered Accountant designation but is in the process of renewing his designation.

Involvement in Certain Legal Proceedings

We are not aware of any material legal proceedings that have occurred within the past five years concerning any director, director nominee, or control person which involved a criminal conviction, a pending criminal proceeding, a pending or concluded administrative or civil proceeding limiting one’s participation in the securities or banking industries, or a finding of securities or commodities law violations.

Executive Compensation.

None of our officers or directors have received or earned any compensation or bonus for services rendered in fiscal year 2004.

We do not maintain key-man life insurance for any of our executive officers or directors.

We do not have any long-term compensation plans or stock option plans.

Compensation of Directors

During the period from April 2, 2004 to December 31, 2004, no officer or director received any type of compensation from our Company for serving as such. No arrangements are presently in place regarding compensation to directors for their services as directors or for committee participation or special assignments.

Auditors

Smythe Ratcliffe, 7th Floor, Marine Building, 355 Burrard Street, Vancouver, B.C., Canada, V6C 2G8, audited the Company’s financial statements for the period from April 2, 2004 (inception) to December 31, 2004. Smythe Ratcliffe is a member of the Canadian Institute of Chartered Accountants and is registered with the Public Company Accounting Oversight Board (“PCAOB”) in the United States and the Canadian Public Accountability Board (“CPAB”) in Canada.

We do not currently have a Code of Ethics applicable to our principal executive, financial and accounting officers. We do not have a “financial expert” on the board or an audit committee or nominating committee.

Potential Conflicts of Interest

Since our officers and directors work for other companies, there exists the possibility of conflicts of interest between us, our officers and directors, and such other companies. For example, the President or a director may locate a corporate opportunity and present it to another company before presenting it to us. Our President and directors have been made aware that under certain situations the business opportunity must first be offered to us, depending on the circumstances in which he became aware of the opportunity, the significance of the opportunity to us and whether we should reasonably expect him to make the opportunity available to us. If the situation results in the President or director being interested in the matter, the interest will be disclosed to the other board members who shall approve or disapprove of the action. Furthermore, our President and directors will keep in confidence all confidential information about us. The Company is not aware of any current or potential conflicts of interest with any of our executives or directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of May 31, 2005, concerning the ownership of the Common Stock by (a) each person who, to the best of our knowledge, beneficially owned on that date more than 5% of our outstanding Common Stock, (b) each of our directors and executive officers and (c) all current directors and executive officers as a group. Unless otherwise indicated, the address of each person listed is c/o Giant Oil & Gas Inc., Suite 4010- 246 Stewart Green, S.W., Calgary, AB, T3H 3C8.

Based on 41,560,300 shares of our Common Stock outstanding as of May 31, 2005. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”) and generally includes voting or investment power with respect to securities. In accordance with SEC rules, shares of Common Stock issuable upon the exercise of options or warrants which are currently exercisable or which become exercisable within 60 days following the date of the information in this table are deemed to be beneficially owned by, and outstanding with respect to, the holder of such option or warrant. Except as indicated by footnote, and subject to community property laws where applicable, to our knowledge, each person listed is believed to have sole voting and investment power with respect to all shares of Common Stock owned by such person.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percent of Common Stock Beneficially Owned

Robert Coale	16,000,000(1)	38.5%
Donald Neal	14,000,000(1)	33.7%
Duncan Budge	-	*
All directors and executive officers as a group (four persons)	30,000,000	72.2%

*Indicates less than one percent of our total shares of common stock outstanding.

(1)	The shares owned by Messrs. Coale and Neal are subject to our option to purchase all or any portion of these shares are a purchase price of CDN $0.01 per share.

Our major shareholders do not have voting rights that differ from the other holders of shares of our common stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than the transactions described below in this section, there are no transactions during the last two years, or proposed transactions, to which we were or are to be a party, in which any of the following persons had or is to have a direct or indirect material interest:

•	Any director or executive officer of the small business issuer;
•	Any majority security holder; and
•	Any member of the immediate family (including spouse, parents, children, siblings, and in-laws) of any of the persons in the above.

In May 2004, pursuant to an agreement, we issued 16,000,000 common shares to Robert Coale, one of our directors and founder. Such shares are restricted and the certificates representing such shares contain a restrictive legend. In May 2004, we also issued 14,000,000 common shares to one of our directors and founder, Donald Neal.

The common shares issued to Mr. Coale and Mr. Neal are subject to our right, exercisable at any time, to purchase any or all of these shares from Mr. Coale and Mr. Neal at a purchase price of CDN$0.01 per share. We have this right until we, in our sole discretion, decide to terminate the agreement.

SELLING SECURITY HOLDERS

The following table sets forth the shares beneficially owned, as of May 31, 2005, by the selling stockholders prior to the offering contemplated by this prospectus, the number of shares each selling stockholder is offering by this prospectus and the number of shares which each would own beneficially if all such offered shares are sold. None of the selling stockholders is a registered broker-dealer or an affiliate of a registered broker-dealer. Each of the selling stockholders has acquired his, her or its shares solely for investment and not with a view to or for resale or distribution of such securities. Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to the securities.

None of the selling stockholders are affiliates or controlled by our affiliates and none of the selling stockholders are now or were at any time in the past an officer or director of ours or any of any of our predecessors or affiliates.

The 11,400,000 Class A, Class B and Class C warrants issued in the October May 2004 private placement are not exercisable as at April 1, 2005. The exercise price of the Class A warrants, the Class B warrants and the Class C warrants are CDN $0.10 per share, CDN$0.50 per share and CDN$1.10 per share, respectively. Notwithstanding the foregoing, such warrants are included in the beneficial ownership of the selling security holders (to the extent any of them hold such securities).

Name of Selling Security holder	Common Shares owned(2)	Number of Shares Issuable Upon Exercise of all of the Warrants(2)	Total Shares Registered	Number of Shares Owned by Selling Security holder After Offering and Percent of Total Issued and Outstanding Held Before the Offering(1)(2)
				# of Shares	% of Class
Almir Ramic	1,850,000(3)	5,550,000	7,400,000	0	15.7%
Paul Uppal	1,850,000(3)	5,550,000	7,400,000	0	15.7%
Fred Coombes	1,950,000(4)	5,850,000	7,800,000	0	16.5%
Trevor Newton	1,950,000(4)	5,850,000	7,800,000	0	16.5%
Joseph Abbinante	1,900,000(5)	5,700,000	7,600,000	0	16.1%
Yvonne de Joie	1,900,000(5)	5,700,000	7,600,000	0	16.1%
Linda Abbinante	4,100	0		0	*
Gillian Allen	3,950	0		0	*
Leilane Angus	4,050	0		0	*
Harvey Bains	3,950	0		0	*
Pol Broisset	4,050	0		0	*
Esther Besana	4,050	0		0	*
Elizabeth Blomkamp	3,950	0		0	*
Neill Blomkamp	3,950	0		0	*
Deanne Calverley	4,100	0		0	*
Shane Colville	3,950	0		0	*
Alicia Deakin	4,100	0		0	*
Jeanette Palfrey	4,050	0		0	*
Pamela Gill	3,950	0		0	*
Natalie Veltri	3,950	0		0	*
Sheila Hatswell	3,900	0		0	*
Sharyne Herbert	4,100	0		0	*
Sereena Uppal	3,950	0		0	*
Richard Gillard	4,100	0		0	*

Randy Kelbert	4,050	0	0	*
Rodney Kopman	3,900	0	0	*
Doug Lucier	4,100	0	0	*
Colin McCabe	4,050	0	0	*
Debra Meyer	4,050	0	0	*
Tej Purba	3,900	0	0	*
Joseph Ralla	3,950	0	0	*
Mirian Robinson	3,900	0	0	*
Houston White	4,100	0	0	*
Mick Sahota	4,050	0	0	*
Rondi Shouse	3,900	0	0	*
Jiwan Sidhu	3,900	0	0	*
John Singleton	4,050	0	0	*
Kristin Sommerfeld	3,900	0	0	*
Paula Stevens	4,100	0	0	*
Leo Tran	4,100	0	0	*
Dave Uppal	4,050	0	0	*
Agnes Woodley	4,050	0	0	*
Patrick Wong	3,900	0	0	*
Jack Uppal	3,900	0	0	*
Ralph Beig	4,100	0	0	*
Christian Vondruska	4,100	0	0	*

* Represents less than one percent of the total number of Common shares outstanding as of the date of this filing.

(1)

Assumes all of the Common shares offered in this prospectus are sold and no other Common shares are sold or issued during this offering period. Based on 41,560,300 Common shares issued and outstanding on May 31, 2005.

(2)	The number of Common shares listed as beneficially owned by such selling security holder represents the number of Common shares currently owned and potentially issueable upon exercise of warrants.
(3)

Includes 1,850,000 Common shares , 1,850,000 shares issuable upon conversion of Class A Warrants exercisable at CDN $0.10 per share, 1,850,000 shares issuable upon conversion of Class B Warrants exercisable at CDN $0.50 per share, and 1,850,000 shares issuable upon conversion of Class C Warrants at CDN $1.10 per share.

(4)

Includes 1,950,000 Common shares , 1,950,000 shares issuable upon conversion of Class A Warrants exercisable at CDN $0.10 per share, 1,950,000 shares issuable upon conversion of Class B Warrants exercisable at CDN $0.50 per share, and 1,950,000 shares issuable upon conversion of Class C Warrants at CDN $1.10 per share.

(5)

Includes 1,900,000 Common shares, 1,900,000 shares issuable upon conversion of Class A Warrants exercisable at CDN $0.10 per share, 1,900,000 shares issuable upon conversion of Class B Warrants exercisable at CDN $0.50 per share, and 1,900,000 shares issuable upon conversion of Class C Warrants at CDN $1.10 per share.

We may require the selling security holders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus, or the related registration statement, untrue in any material respect, or that requires the changing of statements in these documents in order to make statements in those documents not misleading. We will file a post-effective amendment to this registration statement to reflect any material changes to this prospectus.

Expenses of Issuance and Distribution.

We have agreed to pay all expenses incident to the offering and sale to the public of the shares being registered other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes, which shall be borne by the selling security holders. The expenses which we are paying are set forth in the following table. All of the amounts shown are estimates except the SEC registration fee.

Nature of Expense	Amount

Accounting fees and expenses	$10,000	*
SEC registration fee	$2,028
Legal fees and expenses	$15,000	*

Total	$27,028	*

*Estimated Expenses.

PLAN OF DISTRIBUTION

The selling security holders may, from time to time, sell all or a portion of the shares of common stock on any market upon which the common stock may be listed or quoted (anticipated to be the OTC Bulletin Board in the United States), in privately negotiated transactions or otherwise. Such sales may be at fixed prices prevailing at the time of sale, at prices related to the market prices or at negotiated prices. The shares of common stock being offered for resale by this prospectus may be sold by the selling security holders by one or more of the following methods, without limitation:

(a) an exchange distribution in accordance with the rules of the applicable exchange;

(b) ordinary brokerage transactions and transactions in which the broker solicits purchasers;

(c) privately negotiated transactions;

(d) market sales (both long and short to the extent permitted under the federal securities laws);

(e) at the market to or through market makers or into an existing market for the shares;

(f) through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and

(g) a combination of any of the aforementioned methods of sale.

In the event of the transfer by any of the selling security holders of its warrants or common shares to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling stockholder who has transferred his, her or its shares.

In effecting sales, brokers and dealers engaged by the selling security holders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from a selling stockholder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from a purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with a selling stockholder to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling stockholder if such broker-dealer is unable to sell the shares on behalf of the selling stockholder. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.

The selling security holders and any broker-dealers or agents that participate with the selling stockholders in the sale of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

From time to time, any of the selling security holders may pledge shares of common stock pursuant to the margin provisions of customer agreements with brokers. Upon a default by a selling security holder, their broker may offer and sell the pledged shares of common stock from time to time. Upon a sale of the shares of common stock, the selling security holders intend to comply with the prospectus delivery requirements under the Securities Act by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act which may be required in the event any of the selling stockholders defaults under any customer agreement with brokers.

To the extent required under the Securities Act, a post effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We and the selling security holders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a selling stockholder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling security holders, the purchasers participating in such transaction, or both.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

Penny Stock Regulations

You should note that our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

Blue Sky Restrictions on Resale

If a selling security holder wants to sell shares of our common stock under this registration statement in the United States, the selling security holders will also need to comply with state securities laws, also known as “Blue Sky laws,” with regard to secondary sales. All states offer a variety of exemption from registration for secondary sales. Many states, for example, have an exemption for secondary trading of securities registered under Section 12(g) of the Securities Exchange Act of 1934 or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor’s. The broker for a selling security holder will be able to advise a selling security holder which states our common stock is exempt from registration with that state for secondary sales.

Any person who purchases shares of our common stock from a selling security holder under this registration statement who then wants to sell such shares will also have to comply with Blue Sky laws regarding secondary sales.

When the registration statement becomes effective, and a selling security holder indicates in which state(s) he desires to sell his shares, we will be able to identify whether it will need to register or will rely on an exemption there from.

USE OF PROCEEDS

The selling security holders will receive the net proceeds from the sale of shares. We will not receive any of the proceeds from any sale of the shares by the selling security holders. However, we will receive the proceeds from the cash exercise of warrants to purchase certain of the shares offered hereunder. If all warrants covered hereby are exercised for cash in accordance with their terms, we would receive gross proceeds of CDN $19,380,000. Any such gross proceeds will be used for exploration and working capital purposes. We can give no assurance that any of our outstanding warrants will be exercised and therefore we may not receive any proceeds related to this offering.

DIVIDEND POLICY

We have not declared or paid dividends on our Common Stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the board of directors. There are no contractual restrictions on our ability to declare or pay dividends.

MATERIAL INCOME TAX CONSIDERATIONS

The following summarizes the principal Canadian federal income tax considerations applicable to the holding and disposition of common shares in the capital of the company by a holder of a company’s common shares who is resident in the United States of America, who has never been a resident of Canada, and who holds common shares solely as capital property (a “United States Holder”). This summary is based on the current provisions of the Income Tax Act (Canada) (the “ITA”), the regulations thereunder, all amendments thereto publicly proposed by the government of Canada to the date hereof, the published administrative practices of Revenue Canada, Taxation, and on current provision of the Canada_United States Income Tax Convention, 1980, as amended (the “Treaty”). Except as otherwise expressly provided, this summary does not take account of any provincial, territorial or foreign tax law or treaty. It has been assumed that all currently proposed amendments will be enacted substantially as proposed and that there is no other relevant change in any governing law or practice, although no assurance can be given in these respects.

This summary is not intended to include all circumstances in which a disposition of common shares might occur. This summary does not constitute, and should not be construed to constitute, tax advice to any particular investor. Investors are, therefore, advised to consult their own tax advisors with respect to their individual circumstances. This summary contains information relating only to provisions of Canadian federal income tax law, as set out above.

This summary does not include information relating to the provisions of any taxation legislation of the United States or of any state. Investors who are or may be subject to liability to tax under any legislation of the United States or of any state are advised to consult with their own tax advisors with respect to possible liability.

Under the ITA, amounts paid or credited or deemed paid or credited on account of dividends to holders of common shares that are resident in a country other than Canada will be subject to withholding tax of 25% of the amount of the dividend. The rate of withholding tax may be reduced pursuant to the terms of a bilateral income tax treaty between Canada and the country in which a holder of common shares is resident. In certain circumstances, the purchase by a company of its common shares may result in a deemed dividend. Under the Treaty, if the recipient of a dividend on the common shares is the beneficial owner of such dividends and is considered to be a resident of the United States for purposes of the Treaty, the rate of Canadian withholding tax on such dividends will generally be reduced to 15% of the amount of such dividends or, if the recipient is a corporation which owns at least 10% of the voting stock of a company, to 5% of the amount of such dividends.

A holder of common shares who is not resident in Canada will not be subject to tax under the ITA in respect of any capital gain, or be entitled to deduct any capital loss, realized on a disposition of the common shares unless at the time of such disposition such common shares constitute “Taxable Canadian Property” of the holder for purposes of the ITA and the holder is not entitled to relief under a bilateral income tax treaty between Canada and the country in which the holder of the common shares is resident. If the holder is not entitled to relief under a tax treaty, three-quarters of the gain arising on a disposition of Taxable Canadian Property will be taxable at the rates that approximate the rates applicable to residents of Canada. The common shares of a company will not generally constitute “Taxable Canadian Property” at a particular time if they are listed on a prescribed stock exchange (which includes the Canadian Venture Exchange) at that time. However, a holder’s common shares and rights to acquire common shares or interests in common shares will be considered “Taxable Canadian Property” if the holder uses or holds, or is deemed to use or hold, such shares in, or in the course of carrying on, a business in Canada, or if at any time during the five year period immediately preceding the disposition of such common shares, the non-resident holder and persons with whom the non-resident holder did not deal at arm’s length owned, had rights to acquire, or had interests in 25% or more of the issued shares of any class of the company. Under the Treaty, any gain from a disposition of common shares by a person who is considered a resident of the United States for purposes of the Treaty may be exempt from Canadian tax even if the shares constitute Taxable Canadian Property. This exemption will apply if, at the time of disposition, the value of the common shares did not derive principally from Canadian real property and such shares do not form part of the business property of a permanent establishment of the holder in Canada or pertain to a fixed base available to the holder in Canada for the purpose of performing independent personal services.

EXCHANGE CONTROLS

There are no government laws, decrees or regulations in Canada which restrict the export or import of capital or, subject to the following sentence, which affect the remittance of dividends or other payments to nonresident holders of our common shares. However, any such remittance to a resident of the United

States is generally subject to non-resident tax pursuant to Article X of the 1980 Canada-United States Income Tax Convention. See “Material Income Tax Considerations” above for additional discussion on tax matters.

There are currently no limitations of general application imposed by Canadian federal or provincial laws on the rights of non-residents of Canada to hold or vote our common shares. There are also no such limitations imposed by the articles of incorporation with respect to our common shares. There are, however, certain requirements on the acquisition of control of our securities by non-residents of Canada. The Investment Canada Act requires notification to and, in certain cases, advance review and approval by, the Government of Canada, of the acquisition by a “non-Canadian” of “control” of a “Canadian business”, all as defined in the Investment Canada Act. Generally speaking, in order for an acquisition to be subject to advance review and approval, the asset value of the Canadian business being acquired must meet or exceed certain monetary thresholds.

SHARE CAPITAL

Security Holders

At May 31, 2005, there were 41,560,300 common shares outstanding which were held by approximately 48 stockholders of record. We do not have any shareholders who are United States citizens or residents.

Transfer Agent

We have appointed Pacific Stock Transfer Company, with offices at 500 E. Warm Springs Road, Suite 240, Las Vegas, Nevada, 89119, phone number (807)-361-3033, as transfer agent for our shares of common stock. The transfer agent is responsible for all record-keeping and administrative functions in connection with the common shares and stock warrants.

Admission to Quotation on the OTC Bulletin Board

We intend to have our common stock be quoted on the OTC Bulletin Board. If our securities are not quoted on the OTC Bulletin Board, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTC Bulletin Board differs from national and regional stock exchanges in that it

(1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and

(2) securities admitted to quotation are offered by one or more Broker-dealers rather than the “specialist” common to stock exchanges.

To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. If it meets the qualifications for trading securities on the OTC Bulletin Board our securities will trade on the OTC Bulletin Board until a future time, if at all, that we apply and qualify for admission to quotation on the Nasdaq Small Cap Market. We may not now and it may never qualify for quotation on the OTC Bulletin Board or be accepted for listing of our securities on the Nasdaq Small Cap Market.

The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation which has been filed as an exhibit to our registration statement of which this prospectus is a part.

Articles of Incorporation and Bylaws

The Company’s Articles of Incorporation were filed with the Director under the Canada Business Corporations Act on April 2, 2004. The corporate bylaws were adopted by the Directors of the Company on April 2, 2004.

The directors of the Company are empowered under Schedule C to the Articles of Incorporation to (1) borrow money upon the credit of the Company; (2) issue, reissue, sell or pledge the debt obligations of the Company; (3) give a guarantee on behalf of the Company to secure performance of an obligation of any person; and (4) charge, mortgage, hypothecate, pledge or otherwise create a security interest in all or any of the currently owned or subsequently acquired property and assets of the Company, including, without limitation, real and personal property, movable and immovable property, tangible and intangible assets, book debts, right, powers, franchises and undertakings, to secure any obligation of the Company. The Company’s Articles of Incorporation and By-Laws do not place any restrictions on the voting powers of interested directors. With respect to the directors of the Company, section 3 of the By-Laws of the Company provides that, as long as an interested director has complied with the applicable provisions of the Canada Business Corporations Act, any director shall not be disqualified by his office from contracting with the Company, nor shall any contract or arrangement entered into by or on behalf of the Company with any director or in which any director is in any way interested be liable to be voided, nor shall any director so contracting or interested be liable to account to the Company for any profit realized from such contract or arrangement by reason of that director or officer holding that office or of the fiduciary relationship thereby established provided that such officer or director shall have complied with the provisions of the Canada Business Corporations Act

Schedule B to the Articles of Incorporation presently restrict the transfer of shares by shareholders, unless the prior consent of directors has been obtained. Sections 1 and 2 of schedule C to he Articles of Incorporation presently restrict the company’s ability to issue securities to greater than 50 persons, exclusive of employees, and to generally offer securities to the public. The company is requesting that shareholders approve the removal of these restrictions at the annual shareholder meeting to be held on June 16, 2005.

The holders of the Company’s Common shares are entitled to receive notice of, and attend and vote at all, meetings of shareholders. Currently, there are no specific rights, preferences and restrictions attaching to each of the Company’s Preferred shares. The Company may issue Preferred shares in one or more series and, pursuant to Schedule A to the Company’s Articles of Incorporation, the directors may, by majority resolution, alter the Articles of Incorporation to create, define and attach rights and restrictions to the shares of each series.

Pursuant to section 12 of the Company’s By-Laws, the quorum at meetings of the Company’s shareholders shall be constituted by the presence of two shareholders entitled to vote at any such meeting holding or representing by proxy not less than one-twentieth of the shares entitled to be voted at such meeting.

There are no limitations on the rights of non-resident or foreign shareholders to hold or exercise voting rights on the securities of the Company imposed by foreign law or by the Articles of Incorporation or any other constituent document of the Company.

Common Stock

We are authorized to issue an unlimited number of Common shares without par value, of which 41,560,300 shares are issued and outstanding as of May 31, 2005. Holders of shares of our common stock are entitled to one vote per share on all matters to be voted upon by the stockholders generally. The holders of shares of common stock have no preemptive, conversion, subscription or cumulative voting rights. Each holder of the Company’s Common shares is entitled to one vote for each share held of record on all matters submitted to the vote of stockholders, including the election of directors.

Preferred Stock

We are authorized to issue an unlimited number of shares of preferred stock. Our board of directors has the right, without shareholder approval, to issue preferred shares with rights superior to the rights of the holders of shares of common stock. As a result, preferred shares could be issued quickly and easily, negatively affecting the rights of holders of common shares and could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult. Because we may issue an unlimited number of shares of preferred stock in order to raise capital for our operations, your ownership interest may be diluted which results in your percentage of ownership in us decreasing.

Warrants

We have warrants outstanding to purchase an aggregate of 34,200,000 Common shares. Of these warrants, 11,400,000 are exercisable at CDN $0.10 per share, which are exercisable beginning May 20, 2007 and expire May 20, 2009; 11,400,000 are exercisable at CDN $0.50 per share, which are exercisable beginning May 20, 2007 and expire May 20, 2010; and 11,400,000 are exercisable at CDN $1.10 per share, which are exercisable beginning May 20, 2007 and expire May 20, 2011. The Warrants are non-transferable and provide for a cashless exercise option.

We have the right, in our sole and absolute discretion, to (i) accelerate the exercise date of the warrants to a date which is prior to the date the warrants can be exercised and /or (ii) reduce the exercise price. If we exercise our right to do so, we shall provide notice thereof to the warrantholder.

LEGAL MATTERS

The law firm of Morton & Company has opined on the validity of the Common shares being offered hereby.

EXPERTS

The financial statements included in this prospectus and in the registration statement have been audited by Smythe Ratcliffe, an independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES AND

AGENT FOR SERVICE OF PROCESS IN THE UNITED STATES

We are incorporated in Canada, all of our executive officers and directors and the Canadian experts named herein are nonresidents of the United States, and a substantial portion of our assets and of such persons are located outside the United States. For further information regarding enforceability of civil liabilities against the Company and certain other persons, see “Risk Factors— Because we are organized under the Canada Business Corporations Act, enforceability of civil liabilities against us or our officers or directors may be difficult or impossible from outside the jurisdiction of Canada.”

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our By-laws provide to the fullest extent permitted by The Canada Business Corporations Act, our directors or officers, former directors and officers, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us. We believe that the indemnification provisions in our By-laws are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act” or “Securities Act”) may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

Foreign Private Issuer. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, as applicable to foreign private issuers. Accordingly, we have filed a registration statement on Form F-1 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of Giant Oil & Gas Inc. filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at http://www.sec.gov.

As a “foreign private issuer,” we are exempt from the rules under the Exchange Act prescribing certain disclosure and procedural requirements for proxy solicitations. Also, our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions contained in Section 16 of the Exchange Act and the rules thereunder, with respect to their purchases and sales of securities. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act.

We furnish our stockholders with annual reports containing audited financial statements. You may request, at no cost, a copy of any documents incorporated by reference herein, excluding all exhibits, unless we have specifically incorporated by reference an exhibit, by writing or telephoning us at:

Giant Oil & Gas Inc.

Suite 4010- 246 Stewart Green, S.W.

Calgary, AB, Canada, T3H 3C8.

(604) 331-1334

GLOSSARY

Term	Definition
Adsorb	A process by which molecules are taken up on the surface of a solid by physical or chemical action. Large amounts of gases may be adsorbed on the surface of a porous material such as coal.
Barrel	In the energy industry, a barrel is a unit of volume measurement used for petroleum and is equivalent to 42 U.S. gallons measured at 60 Fahrenheit.
Basin	A depressed area where sediments have accumulated during geologic time and considered to be prospective for oil and gas deposits.
Blowout	An uncontrolled flow of oil, gas, water or mud from a wellbore caused when drilling activity penetrates a rock layer with natural pressures greater than the drilling mud in the borehole.
Completion / Completing

A well made ready to produce oil or natural gas. Completion involves cleaning out the well, running and cementing steel casing in the hole, adding permanent surface control equipment, and perforating the casing so oil or gas can flow into the well and be brought to the surface.

Desorb	The release of materials (e.g., gas molecules) from being adsorbed onto a surface. The opposite of adsorb.
Development	The phase in which a proven oil or gas field is brought into production by drilling production (development) wells.
Division order	A contract for the sale of oil or gas, by the holder of a revenue interest in a well or property, to the purchaser (often a pipeline transmission company).
Drilling

The using of a rig and crew for the drilling, suspension, production testing, capping, plugging and abandoning, deepening, plugging back, sidetracking, redrilling or reconditioning of a well. Contrast to “Completion” definition.

Drilling logs

Recorded observations made of rock chips cut from the formation by the drill bit, and brought to the surface with the mud, as well as rate of penetration of the drill bit through rock formations. Used by geologists to obtain formation data.

Exploration

The phase of operations which covers the search for oil or gas by carrying out detailed geological and geophysical surveys followed up where appropriate by exploratory drilling. Compare to “Development” phase.

Farm out	Assignment or partial assignment of an oil and gas lease from one lessee to another lessee

Gross acre	An acre in which a working interest is owned. The number of gross acres is the total number of acres in which a working interest is owned
Gross well	A well in which a working interest is owned. The number of gross wells is the total number of wells in which a working interest is owned.
Held-By-Production (HBP)	Refers to an oil and gas property under lease, in which the lease continues to be in force, because of production from the property.
Land services

Services performed by an oil and gas company or agent, or landman, who negotiates oil and gas leases with mineral owners, cures title defects, and negotiates with other companies on agreements concerning the lease.

Logging (electric logging)	Process of lowering sensors into a wellbore to acquire downhole recordings that indicate a well’s rock formation characteristics and indications of hydrocarbons
Methane	An organic chemical compound of hydrogen and carbon (i.e., hydrocarbon), with the simplest molecular structure (CH4)
Mineral Lease	A legal instrument executed by a mineral owner granting exclusive right to another to explore, drill, and produce oil and gas from a piece of land
Mississipian Age	Geologic age of sediments deposited 360 to 325 million years ago
Natural gas quality

The value of natural gas is calculated by its BTU content. A cubic foot of natural gas on the average gives off 1000 BTU, but the range of values is between 500 and 1500 BTU. Energy content of natural gas is variable and depends on its accumulations which are influenced by the amount and types of energy gases they contain: the more non-combustible gases in a natural gas, the lower the Btu value.

Net acre

A net acre is deemed to exist when the sum of fractional working interests owned in gross acres equals one. The number of net acres is the sum of fractional working interests owned in gross acres expressed as whole numbers and fractions thereof.

Net well

A net well is deemed to exist when the sum of fractional working interests owned in gross wells equals one. The number of net wells is the sum of fractional working interests owned in gross wells expressed as whole numbers and fractions thereof.

Operator

A person, acting for himself or as an agent for others and designated to the state authorities as the one who has the primary responsibility for complying with its rules and regulations in any and all acts subject to the jurisdiction of the state

Permeability	The property of a rock formation which quantifies the flow of a fluid through the pore spaces and into the wellbore.
Pooled, Pooled Unit

A term frequently used interchangeably with “Unitization” but more properly used to denominate the bringing together of small tracts sufficient for the granting of a well permit under applicable spacing rules.

Proved Reserves

Estimated quantities of crude oil, natural gas, condensate, or other hydrocarbons that geological and engineering data demonstrate with reasonable certainty to be commercially recoverable in the future from known reservoirs under existing conditions using established operating procedures and under current governmental regulations.

Further definitions of oil and gas reserves, as defined by the SEC, can be found in Rule 4-10(a)(2)(i)-(iii) and Rule 4-10(a)(3) and (4). These Rules are available at the SEC’s website; http://www.sec.gov/divisions/corpfin/forms/regsx.htm#gas

Re-completion	Completion of an existing well for production from one formation or reservoir to another formation or reservoir that exists behind casing of the same well.

Reserves	Generally the amount of oil or gas in a particular reservoir that is available for production.
Reservoir	The underground rock formation where oil and gas has accumulated. It consists of a porous rock to hold the oil or gas, and a cap rock that prevents its escape
Shut-in well	A well which is capable of producing but is not presently producing. Reasons for a well being shut in may be lack of equipment, market or other.
Stratigraphic Trap	A variety of sealed geologic containers capable of retaining hydrocarbons, formed by changes in rock type or pinch-outs, unconformities, or sedimentary features.
Structural Trap	A variety of sealed geologic structures capable of retaining hydrocarbons, such as a faults or a folds.
Tight gas sandstones	Low permeability (having lower capacity to flow fluids through pore spaces) sedimentary rocks with natural gas occurring in the pore spaces. Contrast to high permeability sandstone definition.
Undeveloped acreage	Leased acreage which has yet to be drilled on to test the potential for hydrocarbons.
Unitize, Unitization	Joint operations to maximize produced hydrocarbon recovery among separate operators within a common reservoir
Working Interest

The right granted to the lessee of a property to explore for and to produce and own oil, gas, or other minerals. The working interest owners bear the exploration, development, and operating costs on either a cash, penalty, or carried basis.

GIANT OIL & GAS INC.

(An Exploration Stage Company)

FINANCIAL STATEMENTS

DECEMBER 31, 2004

(Stated in Canadian Dollars)

GIANT OIL & GAS INC.

(An Exploration Stage Company)

Financial Statements

December 31, 2004

Canadian Dollars

Index	Page

Report of Independent Registered Public Accounting Firm	1

Financial Statements

Balance Sheet	2

Statement of Loss and Deficit	3

Statement of Shareholders’ Equity	4

Statement of Cash Flows	5

Notes to Financial Statements	6-10

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO THE SHAREHOLDERS OF GIANT OIL & GAS INC.

(An Exploration Stage Company)

We have audited the balance sheet of Giant Oil & Gas Inc. as at December 31, 2004 and the statements of loss and deficit, shareholders’ equity and cash flows for the period from April 2, 2004 (inception) to December 31, 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with Canadian generally accepted auditing standards and the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of Giant Oil & Gas Inc. at December 31, 2004 and the results of its operations and its cash flows for the period from April 2, 2004 (inception) to December 31, 2004 in accordance with Canadian generally accepted accounting principles.

“Smythe Ratcliffe”

Chartered Accountants

Vancouver, British Columbia

March 3, 2005

COMMENTS BY AUDITORS FOR US READERS ON CANADA-US REPORTING DIFFERENCES

In the United States, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) when the financial statements are affected by conditions and events that cast substantial doubt on the Company’s ability to continue as a going-concern, such as those described in note 1 to the financial statements. Our report to the shareholders dated March 3, 2005 is expressed in accordance with Canadian reporting standards which do not permit a reference to such events and conditions in the auditors’ report when these are adequately disclosed in the financial statements.

“Smythe Ratcliffe”

Chartered Accountants

Vancouver, Canada

March 3, 2005

GIANT OIL & GAS INC.

(An Exploration Stage Company)

Balance Sheet

December 31

(Canadian Dollars)

2004

Assets

Current
Cash	$132,909

Total Assets	$132,909

Liabilities

Current
Accounts payable and accrued liabilities	$5,759

Total Liabilities	5,759

Shareholders’ Equity

Capital Stock
Authorized
Unlimited common shares without par value
Unlimited preferred shares without par value
To be issued
41,560,300 Common shares without par value (note 4)	133,030
Deficit Accumulated During the Exploration Stage	(5,880)

Total Shareholders’ Equity	127,150

Total Liabilities and Shareholders’ Equity	$132,909

Approved by the Board:

................................................................................................ Director

................................................................................................ Director

See notes to financial statements.

GIANT OIL & GAS INC.

(An Exploration Stage Company)

Statement of Loss and Deficit

273 Day Period Ended December 31

(Canadian Dollars)

April 2, 2004
(Inception) to
December 31,
2004

Expenses
Professional fees	$5,733
Office and sundry	147

Net Loss and Deficit	$(5,880)

Net Loss Per Share - Basic and diluted (note 2)	$0.00

Weighted Average Number of Shares to be Issued	35,670,997

See notes to financial statements.

GIANT OIL & GAS INC.

(An Exploration Stage Company)

Statement of Shareholders’ Equity

273 Day Period Ended December 31, 2004

(Canadian Dollars)

	Common Stock
	Number of		Deficit
	Common		Accumulated
	Shares		During the
	To Be		Exploration
	Issued	Amount	Stage	Total

Shares to be issued to Directors for cash at $0.0001 per share (note 4)	30,000,000	$3,000	$—	$3,000
Private placement, common shares for cash at $0.01 per share (note 4)	11,400,000	114,000	—	114,000
Private placement, common shares for cash at $0.10 per share (note 4)	160,300	16,030	—	16,030
Net loss for period	—	—	(5,880)	(5,880)

Balance, December 31, 2004	41,560,300	$133,030	$(5,880)	$127,150

See notes to financial statements.

GIANT OIL & GAS INC.

(An Exploration Stage Company)

Statement of Cash Flows

273 Day Period Ended December 31

(Canadian Dollars)

April 2, 2004
(Inception) to
December 31,
2004

Operating Activities
Net loss for period	$(5,880)
Item not involving cash
Accounts payable and accrued liabilities	5,759

Cash Used in Operating Activities	(121)

Financing Activity
Cash for shares to be issued	133,030

Inflow of Cash	132,909
Cash, Beginning of Period	—

Cash, End of Period	$132,909

See notes to financial statements.

GIANT OIL & GAS INC.

(An Exploration Stage Company)

Notes to Financial Statements

273 Day Period Ended December 31, 2004

(Canadian Dollars)

1.	OPERATIONS

Organization

Giant Oil & Gas Inc. (the “Company”) was incorporated in Canada under the Canada Business Corporations Act on April 2, 2004.

Exploration Stage Activities

The Company has been in the exploration stage since its formation and has not yet commenced its planned operations (oil and gas exploration). The Company will be primarily engaged in the acquisition and exploration of oil and gas properties in North America. Subsequent to December 31, 2004, the Company entered into an Assignment Agreement to acquire an option on an oil and gas property in Jack County, Texas (Note 3).

Going-Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going-concern. This contemplates that assets will be realized and liabilities and commitments satisfied in the normal course of business.

As shown in the accompanying financial statements the Company was only recently incorporated and incurred a net loss of $5,880 for the period from April 2, 2004 (inception) to December 31, 2004 and has no source of revenue. The future of the Company is dependent upon its ability to obtain financing and upon future acquisition, exploration and development of profitable operations from its oil and gas properties. Management has plans to seek additional capital through a private placement and public offering of its common stock. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Although there are no assurances that management’s plans will be realized, management believes that the Company will be able to continue operations in the future. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue as a going-concern.

GIANT OIL & GAS INC.

(An Exploration Stage Company)

Notes to Financial Statements

273 Day Period Ended December 31, 2004

(Canadian Dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in Canada. The significant accounting policies are summarized as follows:

(a)	Oil and gas property payments and exploration costs

The Company will expense all costs related to the maintenance and exploration of oil and gas claims in which it has secured exploration rights prior to establishment of proven and probable reserves. To December 31, 2004, the Company had not yet acquired any oil and gas properties or commenced exploration. On February 8, 2005 the company entered into an Assignment Agreement (note 3).

Where the Company has entered into option agreements for the acquisition of an interest in oil and gas properties which provide for periodic payments, amounts unpaid are not recorded as a liability since they are paid entirely at the Company’s option.

(b)	Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses for the reporting period. Actual results could differ from these estimates.

(c)	Foreign currency transactions

The Company’s functional currency is the Canadian dollar. Transactions in foreign currency are translated into Canadian dollars as follows:

(i)	monetary items at the rate prevailing at the balance sheet date;
(ii)	non-monetary items at the historical exchange rate; and
(iii)	revenue and expenses at the historical exchange rate.

Gains and losses on foreign exchange are included in the Statement of Loss and Deficit.

(d)	Net loss per share

The basic loss per share is calculated by dividing loss attributable to common stockholders by the weighted average aggregate number of common shares to be issued. The Company follows the “Treasury Stock Method” in calculating the diluted loss per common share. Under this method, any proceeds from the exercise of options and warrants are assumed to be used to purchase common shares at the average market price during the period.

Common equivalent shares (consisting of shares issuable on exercise of warrants) totalling 34,200,000 were not included in the computation of diluted loss per share because the effect was anti-dilutive.

GIANT OIL & GAS INC.

(An Exploration Stage Company)

Notes to Financial Statements

273 Day Period Ended December 31, 2004

(Canadian Dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES - Continued

(e)	Income taxes

Future income taxes relate to the expected future tax consequences of differences between the carrying amount of balance sheet items and their corresponding tax values. Future tax assets are recognized only to the extent that, in the opinion of management, it is more likely than not that the net future income tax assets will be realized. Future income tax assets or liabilities are calculated using tax rates anticipated to apply in the periods that the temporary differences are expected to reverse. Future income tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment or substantive enactment.

(f)	Financial instruments

The Company’s financial assets and liabilities consist of cash, and accounts payable and accrued liabilities. Except as otherwise noted, it is management’s opinion that the Company is not exposed to significant interest or credit risks arising from these financial instruments. The fair values of these financial instruments approximate their carrying values due to the short-term maturities of these instruments.

(i)	Fair value

The carrying values of cash and accounts payable and accrued liabilities approximate their fair value because of the short maturity of these financial instruments.

(ii)	Credit risk

The Company’s financial asset that is exposed to credit risk consists of cash. Cash is placed with major financial institutions rated in the two highest grades by nationally recognized rating agencies.

(iii)	Interest rate risk

The Company’s current monetary assets and liabilities are not exposed to significant interest rate risk due to their relatively short-term nature and the stability of short-term interest rates.

3.	SUBSEQUENT EVENT – OIL AND GAS PROPERTY INTEREST

On February 8, 2005, the Company entered into an Assignment Agreement with JRC Enterprises Ltd. (‘JRC’) giving the Company the exclusive right and option to acquire a 10% working interest and 8% net revenue interest in the Wimberly #5 Well located in Jack County, Texas. Upon completion of the Assignment Agreement the Company paid JRC USD $6,000 (Cdn $ 7,546) in order to obtain the option for one year. The Company may pay an additional USD $6,000 (Cdn $7,546) in order to extend the option period by another year. The Company may exercise the option at any time during the option period by making a cash payment of USD $29,500 (Cdn $37,101) to JRC and incurring all transfer and legal costs upon closing to a maximum amount of USD $5,000 (Cdn $6,288).

GIANT OIL & GAS INC.

(An Exploration Stage Company)

Notes to Financial Statements

273 Day Period Ended December 31, 2004

(Canadian Dollars)

4.	COMMON STOCK

During the period from April 2, 2004 (inception) to December 31, 2004, the Company:

(i)

Committed to issue 30 million shares to the Company’s Directors for $0.0001 per share. The Company holds an irrevocable right to repurchase all or a portion of these shares for a price of $0.01 per share.

(ii)	Committed to issue 11.4 million units at $0.01 per unit where each unit consisted of:

•	One common share
•	One Class “A” warrant exercisable at $0.10 per share until May 20, 2009
•	One Class “B” warrant exercisable at $0.50 per share until May 20, 2010
•	One Class “C” warrant exercisable at $1.10 per share until May 20, 2011

All of the warrants become exercisable on May 20, 2007 and all of these warrants are unexercised and outstanding as at December 31, 2004.

(iii)	On June 7, 2004 the Company committed to issue a further 160,300 common shares for gross proceeds of $16,030.

5.	INCOME TAXES

The tax effects of temporary differences that give rise to the Company’s future income tax assets are as follows:

2004

Tax loss carry-forwards	$1,955
Cumulative eligible capital	209
Capital dividend account	70

2,234
Valuation allowance	(2,234)

$-

The provision for income taxes differs from the amount estimated using the Canadian federal and provincial statutory income tax rates as follows:

2004

Loss before taxes	$5,880
Statutory tax rate	38%

Computed income tax recovery	(2,234)
Valuation allowance	2,234

$-

GIANT OIL & GAS INC.

(An Exploration Stage Company)

Notes to Financial Statements

273 Day Period Ended December 31, 2004

(Canadian Dollars)

5.	INCOME TAXES - Continued

The Company evaluates its valuation allowance requirements based on projected future operations. When circumstances change and this causes a change in management’s judgment about the recoverability of future income tax assets, the impact of the change on the valuation allowance is reflected in current income.

The Company has non-capital losses of approximately $5,147 expiring in 2014.

6.	UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

The financial statements of the Company have been prepared in accordance with Canadian generally accepted accounting principles (“Canadian GAAP”). These principles are consistent with United States generally accepted accounting principles (“US GAAP”).

New Accounting Pronouncements – US GAAP

On December 16, 2004, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 123 (revised 2004), “Share-Based Payment.” SFAS No. 123(R) would require the Company to measure all employee stock-based compensation awards using a fair value method and record such expense in its financial statements. In addition, SFAS No. 123(R) would require additional accounting related to the income tax effects and additional disclosure regarding the cash flow effects resulting from share-based payment arrangements. For public entities that file as a small business issuer, SFAS No. 123(R) is effective for the first interim or annual reporting period beginning on or after December 15, 2005.

FAS 151, Inventory Costs. This statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Earlier application is permitted for inventory costs incurred during fiscal years beginning after November 24, 2004. The provisions of this statement should be applied prospectively. There is no impact on the Company’s financial statements.

FAS 152, Accounting for Real Estate Time-Sharing Transactions. This statement is effective for financial statements for fiscal years beginning after June 15, 2005. Restatement of previously issued financial statements is not permitted. There is no impact on the Company’s financial statements.

In December 2004, FASB issued SFAS No. 153 to amend Opinion 29 by eliminating the exception for non-monetary exchanges of similar productive assets and replaces it with general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange is defined to have commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange.

GIANT OIL & GAS INC.

(An Exploration Stage Company)

Notes to Financial Statements

273 Day Period Ended December 31, 2004

(Canadian Dollars)

6.	UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES - Continued

FIN 46(R), Consolidation of Variable Interest Entities. Applies at different dates to different types of enterprises and entities, and special provisions apply to enterprises that have fully or partially applied Interpretation 46 prior to issuance of Interpretation 46(R). Application of Interpretation 46 or Interpretation 46(R) is required in financial statements of public entities that have interest in variable interest entities or potential variable interest entities commonly referred to as special-purpose entities for periods ending after December 15, 2003. Application by public entities (other than small business issuers) for all other types of entities is required in financial statements for periods ending after March 15, 2004. Application by small business issuers to entities other than special-purpose entities and by non-public entities to all types of entities is required at various dates in 2004 and 2005. In some instances, enterprises have the option of applying or continuing to apply Interpretation 46 for a short period of time before applying Interpretation 46(R). There is no impact on the Company’s financial statements.

The implementation of these new standards is not expected to have a material effect on the Company’s financial statements.

____________________________

PROSPECTUS

____________________________

45,760,300 SHARES OF COMMON STOCK

GIANT OIL & GAS INC.

We have not authorized any dealer, salesperson or any other person to give any information or to represent anything other than those contained in this prospectus in connection with the offer contained herein, and, if given or made, you should not rely upon such information or representations as having been authorized by giant Oil & Gas Inc. This prospectus does not constitute an offer of any securities other than those to which it relates or an offer to sell, or a solicitation of an offer to buy, those to which it relates in any state to any person to whom it is not lawful to make such offer in such state. The delivery of this prospectus at any time does not imply that the information herein is correct as of any time after the date of this prospectus.

May___, 2005

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6.              INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

Our By-laws provide that to the fullest extent permitted by the Canada Business Corporations Act, the Company shall indemnify a director or officer of the Company, a former director or officer of the Company, or a person who acts or has acted at the Company’s request as a director or officer of a body corporate of which we are a shareholder or creditor. We believe that the indemnification provisions in our By-laws are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted for directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 7.	RECENT SALES OF UNREGISTERED SECURITIES

The following sets forth information regarding all sales of our unregistered securities during the past three years. Some of the holders of the shares issued below may have subsequently transferred or disposed of their shares and the list does not purport to be a current listing of the Company’s stockholders.

During the last three years, we have issued unregistered securities to the persons, as described below. None of these transactions involved any underwriters, underwriting discounts or commissions, or any public offering, and all these transactions involved non-U.S. persons not citizens or residents in the United States. We believe that each transaction was exempt from the registration requirements of the Securities Act of 1933 by virtue of Regulation S promulgated thereunder. All recipients had adequate access, through their relationships with us, to information about us.

In May 2004, we issued 11,400,000 of our Units for $0.01 per Unit which consisted of one share of Common share and one Class A, Class B and Class C warrant to purchase Common shares. We believe this offering was deemed to be exempt under Regulation S of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offers and sales were made to accredited investors. We believe that this transaction was exempt from the registration requirements of the Securities Act of 1933 by virtue of Regulation S promulgated thereunder.

In May 2004, we issued 16,000,000 Common shares to our founder and Chief Executive Officer, Robert Coal. These shares were issued to our founder in relation to the establishment of the Company. We believe this offering was deemed to be exempt under Section 4(2) of the Securities Act and/or Regulation S promulgated under the Securities Act.

In May 2004, we issued 14,000,000 Common shares to our director and founder, Donald Neal. These shares were issued to our founder in relation to the establishment of the Company. We believe this offering was deemed to be exempt under Section 4(2) and/or Regulation S promulgated under the Securities Act

In June 2004, we issued 160,340 shares of our common stock for CDN $0.10 per common share to 40 individuals for total proceeds of CDN$16,340. We believe this offering was deemed to be exempt under Regulation S of the Securities Act. No advertising or general solicitation was employed in offering the securities.

ITEM 8.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit Numbers	Description of Document
*3.1	Articles of Incorporation of the Company
*3.3	By-Laws of the Company
*4.1	Specimen Common Stock Certificate
*5.1	Opinion of Morgan & Company
*10.1	Form of Class A Warrant
*10.2	Form of Class B Warrant
*10.3	Form of Class C Warrant
*10.4	Agreement between the Company and Robert Coale dated May 7, 2004
*10.5	Agreement between the Company and Donald Neal dated May 7, 2004
*10.6	Option Agreement with JCR Enterprises Ltd.
*23.1	Consent of Smythe Ratcliffe
*23.2	Consent of Morgan & Company (included in Exhibit 5.1)

* Filed herewith.

ITEM 9	UNDERTAKINGS

The undersigned registrant hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement, and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

(5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Registration Statement on Form F-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, British Columbia, Canada, on May 31, 2005

GIANT OIL & GAS INC.

By:	/s/ Robert Coale

Robert Coale

President and Chief Executive Officer

Principal Executive Officer and

Principal Accounting Officer

KNOW ALL MEN BY THESE PRESENTS, each director and officer whose signature appears below constitutes and appoints, Robert Coale as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, to sign in any and all capacities any and all amendments or post-effective amendments to this registration statement on Form F-1 and to file the same with all exhibits thereto and other documents in connection therewith with the Securities Exchange Commission, granting such attorney-in-fact and agent, with full power and authority to do all such other acts and execute all such other documents as he may deem necessary or desirable in connection with the foregoing, as fully as the undersigned might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Robert Coale Robert Coale	Director, President and Chief Executive Officer, Principal Executive Officer and Principal Accounting Officer	May 31, 2005
/s/ Donald Neal Donald Neal	Vice President, Director	May 31, 2005
/s/ Duncan Budge Duncan Budge	Director	May 31, 2005

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES By: /s/ David Lubin David Lubin	May 31, 2005